UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

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Mannatech, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COPPELL, TEXAS

April 30, 2007

Dear Shareholder:

This letter extends to you a personal invitation to join us at our 2007 Annual Shareholders’ Meeting on Thursday, June 14, 2007, at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas.

At this year’s meeting, you will vote on the election of 3 Class II Directors, the ratification of the appointment of our independent registered public accounting firm, and the approval of our 2007 Stock Incentive Plan.

We have enclosed with this letter an official notice of our 2007 Annual Shareholders’ Meeting and proxy statement, which contains further information about the items to be voted on and information about the meeting itself including:

•	a description of the matters to be considered and acted on at our 2007 Annual Shareholders’ Meeting;

•	our 2007 annual shareholders’ packet; and

•

a proxy-voting card and pre-addressed envelope that instructs you on how to cast your vote. (Please carefully review the enclosed voting instructions since the voting instructions are different depending on whether your shares are held directly or through a broker.)

REMEMBER regardless of the number of shares that you hold, your vote is very important to our business and to us. Whether or not you plan to attend our 2007 Annual Shareholders’ Meeting, we urge you to sign and return your proxy-voting card or use the telephone or Internet to cast your vote prior to the meeting so that your shares will be represented and voted at our meeting.

We want to thank you for your ongoing support and we hope to see you at our 2007 Annual Shareholders’ Meeting.

Sincerely,

Samuel L. Caster
Chairman of the Board and Chief Executive Officer

MANNATECH, INCORPORATED

NOTICE OF OUR 2007 ANNUAL SHAREHOLDERS’ MEETING

TO BE HELD ON JUNE 14, 2007

TO THE SHAREHOLDERS OF

MANNATECH, INCORPORATED,

The 2007 Annual Shareholders’ Meeting of Mannatech, Incorporated will be held at the Grapevine Convention Center, located at 1209 South Main Street, Grapevine, Texas, on Thursday, June 14, 2007, at 9:00 a.m., Central Daylight Time, for the following purposes:

•	Proposal 1 - To elect Messrs. Samuel L. Caster and J. Stanley Fredrick, and Mrs. Patricia A. Weir as Class II Directors.

•	Proposal 2 - To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, for the year ending December 31, 2007.

•	Proposal 3 - To approve our 2007 Stock Incentive Plan.

•	To act upon such other matters as may properly come before our annual meeting.

Our Board of Directors has set the close of business on May 2, 2007 as the record date for the determination of shareholders entitled to receive notice of and to vote at our 2007 Annual Shareholders’ Meeting or any adjournment(s) thereof.

By order of our Board of Directors,

Samuel L. Caster
Chairman of the Board and Chief Executive Officer

Coppell, Texas

April 30, 2007

IMPORTANT

Whether or not you expect to attend our 2007 Annual Shareholders’ Meeting, we strongly urge you to cast your vote on the Internet, by telephone, or by mailing in your proxy-voting card prior to our meeting on June 14, 2007, to help ensure the presence of a quorum for our meeting and to save the expense and extra work of additional solicitation. If you vote by telephone or the Internet, you DO NOT need to mail your proxy-voting card. Voting by proxy by any method prior to the meeting will not prevent you from attending our 2007 Annual Shareholders’ Meeting or revoking your prior vote and voting at our 2007 Annual Shareholders’ Meeting.

We urge you to please read all of the instructions in your proxy information packet. The instructions, Internet addresses, telephone numbers, and mailing addresses are DIFFERENT depending on whether you have direct or beneficial ownership of your shares. To cast your vote using the enclosed proxy-voting card, simply complete the proxy-voting card, sign, date, and return the card in the pre-addressed envelope contained in your proxy information packet. To vote your shares other than by mailing in your proxy-voting card, you must use the control number printed in the box on your proxy-voting card contained in your packet. The control number on your proxy card is your personal code to access the telephone and Internet voting systems.

1.      To vote using the Internet, log onto the website designated on your proxy-voting card and follow the instructions.

2.      To vote using a touch-tone telephone, call the telephone number on your proxy-voting card and follow the instructions.

MANNATECH, INCORPORATED

600 South Royal Lane, Suite 200

Coppell, Texas 75019

PROXY STATEMENT FOR OUR 2007 ANNUAL SHAREHOLDERS’ MEETING

TO BE HELD ON JUNE 14, 2007

GENERAL INFORMATION ABOUT OUR ANNUAL SHAREHOLDERS’ MEETING

General Information

Our Board of Directors is soliciting the enclosed proxy for use at our 2007 Annual Shareholders’ Meeting to be held on June 14, 2007 at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas. This proxy statement along with our 2007 annual shareholders’ report and a proxy-voting card are being mailed or delivered on or about May 14, 2007 to shareholders of record owning our common stock on the close of business on May 2, 2007. The list of frequently asked questions is attached to this proxy statement as Appendix A. Unless otherwise stated, all references in this proxy statement to “Mannatech,” the “Company,” “us,” “our,” or “we” are to Mannatech, Incorporated, a Texas corporation.

Shareholders Entitled to Vote

Shareholders who owned our common stock as of the close of business on May 2, 2007, the record date, are called “shareholders of record” and are entitled to vote at our 2007 Annual Shareholders’ Meeting. As of April 9, 2007, we had 26,426,487 outstanding shares of our common stock, $0.0001 par value per share, which is our only class of outstanding voting securities. As of April 9, 2007, we had approximately 5,000 shareholders that held their common stock directly and approximately 18,000 beneficial shareholders who held their common stock through approximately 160 brokers who represent approximately 69% of our total common stock outstanding. Each share of our common stock entitles a shareholder to one vote. A complete list of direct shareholders entitled to vote at our 2007 Annual Shareholders’ Meeting will be available for examination by shareholders for purposes pertaining to our 2007 Annual Shareholders’ Meeting at our corporate headquarters in Coppell, Texas during normal business hours from May 31, 2007 until June 13, 2007. The shareholder list will also be available for review prior to and during our 2007 Annual Shareholders’ Meeting to be held on June 14, 2007. A shareholder who wants to examine the list prior to our Annual Shareholders’ Meeting should arrange an appointment by contacting our Investor Relations department at (972) 471-6512.

Voting in Person

If you are a registered shareholder deemed to have direct ownership over your Mannatech shares and plan to attend our 2007 Annual Shareholders’ Meeting, you may deliver your completed and signed proxy card in person. If your Mannatech shares are held in street name by a broker, and you wish to vote in person at our 2007 Annual Shareholders’ Meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to our 2007 Annual Shareholders’ Meeting.

Voting by Proxy

Properly executed votes by proxy received prior to our 2007 Annual Shareholders’ Meeting or at our Annual Shareholders’ Meeting on June 14, 2007 or at any adjournment(s) or postponement(s) thereof will be counted by Broadridge Financial Solutions, Inc., our Inspector of Elections. If a shareholder specifies how their proxy-vote is to be cast on any business to come before the meeting, such proxy-vote will be voted in accordance with such specifications. If no specification is made on a properly executed proxy-card, the shareholder’s vote by proxy will be voted “FOR” each of our 3 proposals as consistent with the recommendations made by our Board of Directors.

Revoking or Changing a Proxy

A shareholder may revoke its vote by proxy at any time prior to our 2007 Annual Shareholders’ Meeting. If you are a registered holder deemed to have direct ownership over your Mannatech shares, your proxy can be revoked i) by timely delivery of a written revocation delivered to B. Keith Clark, General Counsel and Corporate Secretary, Mannatech Incorporated, 600 South Royal Lane, Suite 200, Coppell Texas 75019; ii) by submitting another valid proxy bearing a later date; or iii) by attending our 2007 Annual Shareholders’ Meeting in person and giving the Inspector of Election notice that you intend to vote your shares in person. If your Mannatech shares are held in street name by a broker or bank (“broker”), you must contact your broker or them in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending our 2007 Annual Shareholders’ Meeting and voting in person.

Effects of Not Voting

The effect of not voting depends on how you own your shares. If you own shares directly, as a registered holder, rather than through a broker, your unvoted shares will not be represented at our meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described below, if you own your shares through a broker and you do not vote, your broker may or may not vote your shares, depending upon the proposal.

If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals, a broker may not vote a non-voting shareholder’s shares. With respect to proposals on which a broker may not vote a non-voting shareholder’s shares, the aggregate number of non-voted shares is reported as “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) and counted only for purposes of determining a quorum. Proposals 1 and 2 set forth in this proxy statement are routine matters on which brokers will be permitted to vote non-voted shares. Proposal 3, which relates to the approval of our 2007 Stock Incentive Plan (the “2007 Plan”), is not a routine matter on which brokers will be permitted to vote non-voted shares. As a result, broker non-votes will be counted only for purposes of determining a quorum with respect to Proposal 3, and will not be treated as a vote cast. Abstentions from voting on Proposal 3 will not be treated as a vote cast and therefore will have no effect on the outcome of such proposal, although abstentions will count towards the presence of a quorum.

Direct Ownership

For the purpose of determining how to vote your shares at our 2007 Annual Shareholders’ Meeting, a registered holder is deemed to have “direct ownership” over their Mannatech shares if they hold your original stock certificates directly in their name. This is typically evidenced by the receipt of all of our mailings directly from either us or from our transfer agent, Computershare.

Beneficial Ownership

For the purposes of determining how to vote your shares at our 2007 Annual Shareholders’ Meeting, you are deemed to have “beneficial ownership” over your Mannatech shares if you 1) previously deposited your stock certificates with a broker; 2) purchased your shares directly through a broker; or 3) sent your stock certificates to a broker to be deposited into your brokerage account. Beneficial ownership is typically evidenced by a shareholder receiving all of our mailings from either their broker or through their solicitor, which is usually ADP Proxy Services, now known as Broadridge Financial Solutions, Inc.

As a beneficial owner, a shareholder still owns their Mannatech shares, but neither we nor our transfer agent have access to any list of individual shareholders’ names from the various brokers. The only information our transfer agent has concerning shareholders who own stock through a broker is the broker’s name, the aggregate total number of shares held by each broker on behalf of their clients, and the aggregate number of votes cast for any of our proposals.

WE CAUTION OUR SHAREHOLDERS THAT each brokerage firm has a unique set of voting instructions. As a result, a shareholder should always read all the information provided in each of the proxy information packet(s) received and follow the specific voting instructions enclosed in each packet with respect to applicable telephone numbers, Internet addresses, mailing addresses, and attending or voting at our Annual Shareholders’ Meeting.

If a shareholder receives more than one proxy information packet, such shareholder’s shares are registered in more than one account. Again, remember that each proxy information packet may have different voting instructions, account or control numbers, mailing addresses, Internet addresses, and telephone numbers. As a result, each shareholder should be cautioned to use only the set of voting instructions, account and control numbers, addresses, and telephone numbers provided in each of their proxy information packet to ensure their vote for all of their owned shares are properly included in the tabulation of votes for our meeting.

Beneficial shareholders are also instructed to read their proxy-voting card instructions given to them by their brokers or their brokers’ solicitors prior to our meeting in order to obtain instructions on how to vote at our 2007 Annual Shareholders’ Meeting. If a beneficial shareholder does not follow their specific brokers’ instructions, our Inspector of Elections is not allowed to count such beneficial shareholder’s vote by ballot at our Annual Shareholders’ Meeting.

Tabulating the Votes

A representative from Broadridge Financial Solutions, Inc., which will act as our Inspector of Elections, is responsible for tabulating the votes for our 2007 Annual Shareholders’ Meeting. The presence, in person or by proxy-vote, of the holders of at least a majority of shares of our common stock outstanding as of May 2, 2007, our record date, is necessary to have a quorum for our 2007 Annual Shareholders’ Meeting. Abstentions and broker “non-votes,” if any, will be counted as shares present and entitled to vote for purposes of determining a quorum for our 2007 Annual Shareholders’ Meeting. A broker “non-vote” occurs when brokers do not receive a properly executed proxy and, therefore, have not been given discretionary power to vote shares on behalf of the beneficial holders thereof. If a proxy-voting card is received by the broker or their solicitor and is signed by the shareholder but submitted without providing specific voting instructions, the shareholder’s vote will automatically be counted as a vote “FOR ALL” Proposals 1 and 2.

For Proposal 1 — Assuming a quorum is obtained, our Class II Directors will be elected by a plurality of the votes cast by shareholders present, in person or by proxy, at our 2007 Annual Shareholders’ Meeting and entitled to vote. This means that the 3 nominees receiving the highest number of affirmative votes at our 2007 Annual Shareholders’ Meeting will be elected as our 3 Class II Directors. Votes marked “FOR ALL” will be counted in favor of all nominees and votes marked “WITHHOLD ALL” will be counted as votes withheld from all nominees. In order to cast votes for only certain nominees, a shareholder must check the “FOR ALL EXCEPT” box and then write the names of the nominees from whom the shareholder wishes to withhold votes in the space provided. Votes withheld from a nominee will have no effect on the vote since a plurality of the votes cast at our 2007 Annual Shareholders’ Meeting is required for the election of each nominee. Shareholders may not abstain from voting with respect to the election of directors. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, “broker non-votes” will not arise in the context of Proposal 1.

A shareholder cannot write-in the names of additional nominees when voting by proxy. However, at our 2007 Annual Shareholders’ Meeting, shareholders of record will be allowed to write-in additional names of nominee(s) on the ballot. To write-in a nominee on the ballot, the shareholder will need to check the “WITHHOLD ALL” box for each of the nominees they do not wish to vote in favor of in the space provided. The shareholder will then be allowed to write-in only as many nominees as the shareholder has withheld votes from. For example, if there are a total of 3 nominees listed on the ballot and the shareholder wishes to withhold their vote for 2 of the 3 nominees, the shareholder should list the names of the two nominees for whom the vote is withheld and write-in up to 2 additional names for nominees to our Board of Directors.

For Proposal 2 — If a quorum is obtained, and a majority of the votes cast by the shareholders present in person or represented by proxy at our 2007 Annual Shareholders’ Meeting are in favor of Proposal 2, the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2007 will be approved. Votes marked “FOR” Proposal 2 will be counted in favor of the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2007. An “ABSTENTION” from voting on Proposal 2 will be treated as a vote against the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2007.

For Proposal 3 — If a quorum is obtained, and a majority of the votes cast by the shareholders present in person or represented by proxy at our 2007 Annual Shareholders’ Meeting are in favor of Proposal 3, our 2007 Stock Incentive Plan (“the 2007 Plan”) will be approved and adopted. Votes marked “FOR” Proposal 3 will be counted in favor of adoption of the 2007 Plan. An “ABSTENTION” from voting on Proposal 3 will not be treated as a vote cast and therefore will have no effect on the outcome of Proposal 3, although an “ABSTENTION” will count towards the presence of a quorum. With respect to Proposal 3, broker non-votes will be counted only for purposes of determining a quorum for such proposal and will not be treated as votes cast.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” All PROPOSALS.)

Solicitation of Proxy-Votes

We may solicit proxy-votes through the mail, in person, and by telecommunications. We will bear all expenses in preparing, printing, and mailing the proxy materials to our shareholders.

Admission and Voting at Our Annual Shareholders’ Meeting

Voting at our 2007 Annual Shareholders’ Meeting is limited to shareholders of record having evidence of ownership as of the record date, May 2, 2007. If your shares are NOT held in your name, we may require you to show evidence of your ownership at our meeting. Evidence typically includes your proxy-voting card or your brokerage statement showing proof of stock ownership as of the close of business on May 2, 2007, such as your May 2007 brokerage statement or a printout of shares held at the close of May 2, 2007. At our Annual Shareholders’ Meeting, shareholders of record will be given a ballot upon verification of stock ownership.

We will tape the meeting in its entirety and therefore we will not allow any other cameras or recording equipment in the meeting room. As a courtesy and as time permits, we will provide a brief question and answer period for our shareholders of record.

Shareholders of record will be given ballots upon verification of stock ownership. REMEMBER that beneficial shareholders must obtain a power of attorney form or legal proxy from their brokers prior to the meeting in order for their votes by ballot to be counted since their brokers may have already reported their shares as “broker non-votes”. Prior to our June 14, 2007 meeting, beneficial shareholders are strongly urged to read their proxy-voting card instructions on how to vote at our Annual Shareholders’ Meeting. They should also contact their broker by the Monday prior to our Annual Shareholders’ Meeting to ensure they obtain the proper paperwork in order to vote at our meeting. If the beneficial shareholder does not follow their broker’s instructions, our Inspector of Elections will not count their shareholder’s vote by ballot at our 2007 Annual Shareholders’ Meeting. The instructions are usually located on the back of each proxy-voting card.

Shareholder Procedures for Nominating Board Members or Introducing Proposals

a) For our 2007 Annual Shareholders’ Meeting

For our 2007 Annual Shareholders’ Meeting, the deadline for recommending a nominee for nomination to our Board of Directors and for introducing proposals to be included in this proxy information package expired on December 29, 2006. A shareholder of record is prohibited from writing in nominees for our Board of Directors on their proxy-voting card. However, a shareholder of record may write-in nominees for our Board of Directors on their ballot at our 2007 Annual Shareholders’ Meeting by following the instructions outlined above on page 4, under the heading “Tabulating the Votes.” We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Subject and pursuant to Rule 14a-4(c) (1) under the Securities Exchange Act of 1934, as amended, we have not been given notice of any shareholder proposals intended to be presented at our 2007 Annual Shareholders’ Meeting without inclusion in our proxy statement. Because we did not receive notice of any shareholder proposals intended to be presented at our 2007 Annual Shareholders’ Meeting by March 28, 2007, your properly executed proxy card will confer discretionary authority on the holder of your proxy to vote your shares, in the manner the holder so chooses, on any such shareholder proposals presented at our 2007 Annual Shareholders’ Meeting. Our Board of Directors reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. We also did not receive any nominees for Directors from shareholders for our 2007 Annual Shareholders’ Meeting.

b) For our 2008 Annual Shareholders’ Meeting

Under our Fourth Amended and Restated Bylaws, dated August 8, 2001, the Nominating and Governance Committee of our Board of Directors recommends all candidates for nomination to our Board of Directors. If a shareholder would like our Nominating and Governance Committee to consider specific candidates for nomination to our Board of Directors, a shareholder should deliver written notice to our Chief Financial Officer at our United States corporate headquarters, located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019, or fax (972) 471-7342. Written notice of such proposed candidates for Director should be delivered no later than December 31, 2007 to allow our Board of Directors time to consider such persons for nomination at our 2008 Annual Shareholders’ Meeting. The written notice should include the candidates’ full name, age, biographical background, and qualifications. Our Chief Financial Officer is required to forward all written notices received to our Nominating and Governance Committee. Our Nominating and Governance Committee consists of four independent directors who review each proposed candidate and submits a recommended list of proposed candidates to our Board of Directors. Our Board of Directors then approves a list of proposed candidates, which are the only nominees that are listed on our ballot, the proxy-voting card, and our proxy statement on Schedule 14A. We expect to file our 2008 proxy statement with the United States Securities and Exchange Commission on or before April 30, 2008.

Proposals by shareholders that comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and are intended to be presented at our 2008 Annual Shareholders’ Meeting must be delivered in writing to our Chief Financial Officer at our United States corporate offices, on or before January 1, 2008, in order to be eligible for inclusion in our 2008 proxy statement and proxy-voting card.

Subject to and pursuant to Rule 14a-4(c) (1) under the Securities Exchange Act of 1934, as amended, if a shareholder proposal is intended to be presented at our 2008 Annual Shareholders’ Meeting without inclusion in our 2008 proxy statement, and notice of such proposal is not submitted in writing to our Chief Financial Officer by March 30, 2008, then with regard to any such shareholder proposals, a properly executed proxy card for our 2008 Annual Shareholders’ Meeting will confer discretionary authority on the holder of a shareholder’s proxy to vote such shareholder’s shares in the manner the proxy holder so chooses. However, our Board of Directors reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

A copy of our Fourth Amended and Restated Bylaws, dated August 8, 2001, is published on our corporate website or may be obtained upon written request to our General Counsel, Mr. B. Keith Clark, at our United States headquarters located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. In addition, our Bylaws were furnished as Exhibit 99.1 of our Form 8-K filed with the United States Securities and Exchange Commission on August 22, 2001.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Fourth Amended and Restated Bylaws provide for a classified Board of Directors, divided into 3 staggered classes – I, II, and III. The terms of office for each of these classes are scheduled to expire on the dates of our Annual Shareholders’ Meeting in 2009, 2007, and 2008, respectively. At our 2007 Annual Shareholders’ Meeting, all of our Class II Directors are up for election.

Nominees. Our Board of Directors has nominated Messrs. Samuel L. Caster and J. Stanley Fredrick, and Mrs. Patricia A. Weir as nominees for election as our Class II Directors. Once elected, each of our Class II Directors’ terms will expire on the earlier of the date of our 2010 Annual Shareholders’ Meeting or the date of such Director’s disqualification, resignation, death, or removal. The nominees’ biographical information is as follows:

•

Samuel L. Caster, age 56, co-founded Mannatech and as of April 9, 2007, directly owned 20.7% of our common stock. He served as our President and as a Director on our Board of Directors from November 1993 until his resignation on March 31, 2000. From June 1, 2000 through March 4, 2002, Mr. Caster provided various consulting services to us related to our independent associates’ needs and developed our global associate career and compensation plan. In August 2000, Mr. Caster was reappointed to serve as a Class II Director on our Board of Directors. From June 4, 2001 to March 4, 2002, he served as Co-Chairman of our Board of Directors and since March 5, 2002, has served as our Chairman of the Board. Since April 15, 2003, Mr. Caster has served as our Chief Executive Officer. He has over 25 years of experience with various network-marketing and direct selling companies. In 1999, Mr. Caster co-founded MannaRelief Ministries, a non-profit international ministry formed to help supply food supplements to at-risk children by working with other ministries, non-profit organizations, and missionaries throughout the world. Mr. Caster is the brother-in-law of Mr. Donald Herndon, who serves as our Vice President of Field Services. Mr. Herndon is the brother-in-law of Mr. Terry Persinger, who serves as our President and Chief Operating Officer and is also a Board member.

•

J. Stanley Fredrick, age 68, has served as a Class II Director on our Board of Directors since September 2001 and as of April 9, 2007, collectively owned 11.9% of our common stock. In November 2003, Mr. Fredrick was elected to serve as the Lead Director for our Board of Directors. Mr. Fredrick currently is the owner of Fredrick Consulting Services, which provides consulting services to the direct selling industry. In 2003, Mr. Fredrick was a founding board member of Professional Bank in Dallas, Texas, which is a boutique bank that provides certain financial resources to its customers. Mr. Fredrick also serves on the Professional Bank Audit Committee and Compensation Committee. He co-founded Cameo Couture, Inc., which operated as Colesce Couture, a distributor of intimate apparel, and Colony House, Inc., a private label cookware company, both of which operated through direct selling channels. Mr. Fredrick also co-founded Irving National Bank Shares, a commercial bank holding company and served as a consultant to the bank from 1994 until it was sold in 2000. Mr. Fredrick has been actively involved for over 30 years in the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. He has served on the Direct Selling Association’s Board and various committees of their Board. From 1987 to 1988, Mr. Fredrick served as Chairman of the Direct Selling Association and from 1988 to 1990, he served as Chairman of the Direct Selling Education Foundation. He has been inducted into the Direct Selling Association’s highest honor, the “Hall of Fame,” and inclusion in the Direct Selling Education Foundation “Circle of Honor.” Mr. Fredrick received a B.A. degree in English from Central State University in Edmond, Oklahoma.

•

Patricia A. Wier, age 69, has served as a Class II Director since October 2003, and served as Chairman of our Audit Committee from October 2003 until February 2007. In February 2007, Mrs. Wier began serving as Chairman of our Nominating and Governance Committee. Mrs. Wier owns Patricia Wier, Inc., which provides consulting services to various companies. Mrs. Wier served as President, Encyclopedia Britannica North America from 1986 until her retirement in 1994. From 1991 until she retired in 2005, Mrs. Wier served on the Board of NICOR Inc., (NYSE symbol GAS), a publicly traded gas utility company, and served as Chairman of NICOR’s Audit Committee and as a member of NICOR’s Compensation Committee. Mrs. Wier received a B.A. in English Literature from the University of Missouri, in Kansas City, Missouri and an M.B.A. in General Management from the University of Chicago, in Chicago, Illinois. Mrs. Wier is a life member of the Council of the Graduate School of Business at the University of Chicago and is a member of the Council of Regents for Lewis University. Mrs. Wier was a member of the Direct Selling Association from 1977 until 1994 and was inducted into the Direct Selling Association’s highest honor the “Hall of Fame”.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES. A “FOR” VOTE ON A PROXY OR BALLOT WILL BE SO VOTED UNLESS A CONTRARY VOTE IS INDICATED BY THE SHAREHOLDER. DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF OUR COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT OUR MEETING.)

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholder ratification of the selection of our independent registered public accounting firm is not required by our Articles of Incorporation or Bylaws, as amended, or other applicable legal requirements. However, our Board of Directors, as a matter of good corporate governance, has always sought shareholder ratification of the appointment of our independent registered public accounting firm. For the fiscal year ending December 31, 2007, our Board of Directors is seeking shareholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Our Audit Committee appoints our independent registered public accounting firm on an annual basis. The decision is based on a number of factors including the scope of the audit, the independence of the auditors, the estimated audit fees, and any non-auditing services that are performed by the independent registered public accounting firm.

Representatives from Grant Thornton LLP will attend our 2007 Annual Shareholders’ Meeting and will have the opportunity to make statements, if they so desire. They will also be available to respond to any appropriate questions from our shareholders.

Pre-Approval Policies and Procedures

All services provided by our independent registered public accounting firm must be preapproved by our Audit Committee. The non-audit services, specified in Section 10-A(g) of the Securities Exchange Act of 1934, as amended, may not be provided by our independent registered public accounting firm.

Each year, the approval of the estimated annual audit, audit-related services, and routine tax services takes place at an Audit Committee meeting. In addition, during the course of the year, requests for unforeseen or additional allowable services to be provided by our independent registered public accounting firm must be preapproved by our Audit Committee, except for those qualifying for the “de minimis exception.” The de minimis exception provides that the pre-approval requirements for certain non-audit services may be waived if:

•

the aggregate amount of such non-audit services provided constitutes not more than 5% of the total fees paid to our independent registered public accounting firm in the calendar year that such non-audit services are provided;

•	such services were recognized as non-audit services at the time they were provided; and

•	such services are promptly brought to the attention of our Audit Committee.

Our Audit Committee may delegate to its Chairman the authority to grant pre-approvals. In such event, the decisions of the Chairman of the Audit Committee regarding pre-approvals will then be presented to our full Audit Committee at the next scheduled meeting.

Our independent registered public accounting firm provides a revised estimate for the year, by project, for all planned and approved services to our Chief Financial Officer prior to each regularly scheduled Audit Committee meeting. The revised estimate is then reviewed at our Audit Committee meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as our independent registered public accounting firm during our fiscal year ended December 31, 2004, and also performed a quarterly review with respect to our first quarter ended March 31, 2005. On April 27, 2005, our Audit Committee approved the dismissal, effective as of May 13, 2005, of PricewaterhouseCoopers LLP. On May 13, 2005, our Audit Committee approved the appointment of Grant Thornton LLP as our independent registered public accounting firm.

The report of PricewaterhouseCoopers LLP related to our consolidated financial statements for the year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principle. During the year ended December 31, 2004 and through May 13, 2005, we had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference thereto in its report on our consolidated financial statements.

During the year ended December 31, 2004 and through April 27, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).

For the year ended December 31, 2005, we were billed the following fees by our former independent registered public accounting firm, PricewaterhouseCoopers LLP as follows:

Type of Service	2005
(in thousands)
Audit Fees, including the audit of our consolidated financial statements and annual report on Form 10-K, assessment of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of our quarterly financial statements and quarterly reports filed on Form 10-Q, and international statutory audits	$251
Audit-Related Fees, including professional services rendered in connection with Sarbanes-Oxley Act of 2002 Section 404 readiness assistance	—
Tax Fees, including fees for tax services, tax advice, transfer pricing, state, and international tax consultation	—
All Other Fees, related to all other services including expatriation issues and miscellaneous consulting and advisory services	253

Total Fees	$504

The “de minimis exception” described above was not used for any fees paid to PricewaterhouseCoopers LLP in 2005. All fees were pre-approved by our Audit Committee. As of April 28, 2005, we were advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of its firm, had any direct or indirect financial interest in any capacity in our Company. The members of our Audit Committee believe the payment of all fees set forth above did not prohibit PricewaterhouseCoopers LLP from maintaining its independence.

The following fees were billed to us by our independent registered public accounting firm, Grant Thornton LLP, for the fiscal years ended December 31:

Type of Service	2005	2006
	(in thousands)
Audit Fees, including the audit of our consolidated financial statements and annual report on Form 10-K, assessment of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of our quarterly financial statements and quarterly reports filed on Form 10-Q, and international statutory audits	$332	$776
Audit-Related Fees, including professional services rendered in connection with Sarbanes-Oxley Act of 2002 Section 404 readiness assistance	337	—
Tax Fees, including fees for tax services, tax advice, transfer pricing, state, and international tax consultation	—	8
All Other Fees, related to all other services including expatriation issues and miscellaneous consulting and advisory services	2	6

Total Fees	$671	$790

The “de minimis exception” was not used for any fees paid to Grant Thornton LLP in 2005 and 2006. All fees were pre-approved by our Audit Committee. We were advised by Grant Thornton LLP that neither the firm, nor any member of its firm, had any direct or indirect financial interest in any capacity in our Company. The members of our Audit Committee believe the payment of all fees set forth above does not prohibit Grant Thornton LLP from maintaining its independence.

PROPOSAL 3 — APPROVAL OF OUR 2007 STOCK INCENTIVE PLAN

Our shareholders are asked to approve the adoption of our 2007 Stock Incentive Plan (the “2007 Plan”). The 2007 Plan was adopted by our Board on February 20, 2007 and, if approved, the 2007 Plan will continue in effect until the earlier of February 19, 2017 or the date of its earlier termination by our Board of Directors. Any stock option or restricted stock awards outstanding after the termination of the 2007 Plan; however, will remain subject to the terms of the 2007 Plan. Our Board believes the 2007 Plan will enhance our ability to attract and retain highly qualified employees, consultants, and Directors and to help provide incentive compensation opportunities that are competitive with other companies. Upon approval of the 2007 Plan, no further awards will be made under our previously approved stock incentive plans.

The following description of the 2007 Plan is a summary and is qualified by reference to the complete text of our 2007 Plan. A copy of the 2007 Plan is attached to this proxy statement as Appendix C.

General Description. The purpose of our 2007 Plan is to enhance our ability and the ability of our affiliates to obtain and retain the services of the types of employees, consultants, and directors (collectively “the Participant”) who will contribute to our long-range success and to provide incentives that are linked directly to increases in share value, which will inure to the benefit of all of our shareholders. Pursuant to the 2007 Plan, eligible recipients may be granted one or more of the following awards: stock options and restricted stock (each an “Award”). Options granted under the 2007 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options.

Administration. Our Board of Directors will administer the 2007 Plan.

Shares Reserved. The shares with respect to which Awards may be made under the 2007 Plan are authorized but unissued shares of our common stock and shares of our common stock that we have reacquired. The maximum aggregate number of shares of common stock that may be issued upon exercise of all Awards under the 2007 Plan is 1,000,000 shares plus any shares that were reserved under our existing plans but not yet subject to issued Awards and any shares of our common stock underlying Awards granted pursuant to our existing plans prior to the effective date of the 2007 Plan that expire, are forfeited or terminate for any reason without having been exercised in full.

As of February 20, 2007, there are 1,234,985 shares reserved for issuance under our existing plans that are not subject to issued Awards and 235,808 shares that are reserved for issuance under outstanding but unexercised Awards. Any shares covered by an Award under the 2007 Plan that expires or is forfeited or otherwise terminated without issuance will again be available for Awards under the 2007 Plan.

Eligibility. Awards other than incentive stock options may be granted to the employees, directors, and consultants, of the Company and its affiliates. Incentive stock options may be granted only to the employees of the Company and its affiliates. The Company’s Board of Directors, in its discretion, approves all Awards to be granted under the 2007 Plan. As of April 9, 2007, the record date, we had approximately 564 employees and seven non-employee directors who would be eligible to participate in the 2007 Plan.

Transferability of Awards. Unless otherwise determined by the Company’s Board of Directors, most Awards granted under the 2007 Plan are not transferable other than by a domestic relations order, the laws of descent and distribution or certain limited not-for-value transfers to family members.

Limitation on Awards. Under the 2007 Plan, no employee may be granted Awards covering more than 500,000 shares during any single fiscal year.

Stock Options

Exercise Price. Our Board of Directors will determine the exercise price of options at the time the options are granted. Subject to certain exceptions, no stock option, including an incentive stock option, may have an exercise price less than the fair market value of a share of the Company’s common stock on the date of grant. The exercise price of an incentive stock option granted to a ten percent shareholder may not be less than 110% of the fair market value of a share of the Company’s common stock on the date of grant of such option. The fair market value of a share of the Company’s common stock is generally determined to be the closing sales price as quoted on the NASDAQ Global Select Market for the date the value is being determined.

Exercise of Option; Form of Consideration. The Company’s Board of Directors determines when options become exercisable. The means of payment for shares issued upon exercise of an option include cash, certified or bank check, or wire transfer, and such other payment methods as may be specified by the Company’s Board of Directors, including tender of Company shares previously owned by the exercising optionholder or broker-assisted same-day sale.

Reload Options. The Company’s Board of Directors has discretion to include in an option a “reload” feature whereby an option holder exercising an option by delivery of previously acquired common stock is automatically granted an additional option to purchase shares of common stock equal in number to the delivered shares. The exercise price of the new option will be equal to the fair market value of the Company’s common stock on the date the new option is granted, and the new option will expire on the same date as the original option being exercised.

Term of Option. The term of an option may not be more than ten years from the date of grant. The term of an incentive stock option granted to a ten percent shareholder may not be more than five years from the date of grant. No option may be exercised after the expiration of its term.

Vesting. Each option granted under the 2007 Plan will become vested and exercisable pursuant to the vesting schedule set forth in the applicable option agreement.

Termination of Service. Unless otherwise provided in an option agreement or in an employment agreement, the terms of which have been approved by the Board of Directors, in the event that an optionholder’s service to the company as an employee, consultant, or director terminates for any reason other than for death, disability, or for cause, such optionholder’s vested options will remain exercisable for a period of time ending the earlier of i) the date three months following the termination of the optionholder’s service, or ii) the expiration of the term of the option as set forth in the applicable option agreement. Unless otherwise provided in an option agreement or in an employment agreement, the terms of which have been approved by the Board of Directors, in the event that an optionholder’s service to the Company as an employee, consultant, or director terminates as a result of the optionholder’s death or disability, such optionholder’s vested options will remain exercisable for a period of time ending on the earlier of i) the date that is twelve months following the termination of such optionholder’s service or ii) the expiration of the term of the option as set forth in the applicable option agreement. If an optionholder’s service to the Company as an employee, consultant or director is terminated by the Company for cause, all of such optionholder’s outstanding options, whether or not vested, shall be forfeited and expire as of the beginning of business on the date of the termination of such optionholder’s service for cause.

Repricing. Options may not be repriced, replaced, or regranted through cancellation or modification without shareholder approval.

Restricted Stock Awards

The Company’s Board of Directors may grant Awards of restricted stock, consisting of actual shares of the company’s common stock, in its discretion.

Restrictions. At the time a grant of restricted stock is made, the Board of Directors may establish a restricted period applicable to the restricted stock during which the shares of restricted stock may not be sold, assigned, transferred or otherwise disposed of. The restricted period may expire upon the passage of time or the attainment of performance objectives as the Board of Directors, in its sole discretion, determines.

Consideration. The consideration for Awards of restricted stock shall be paid either: i) in cash at the time of purchase; or ii) in any other form that may be acceptable to the Board of Directors in its discretion including, without limitation, property, a stock for stock exchange or prior services that the Board of Directors determines have a value at least equal to the fair market value of such restricted stock.

Vesting. Restricted stock granted pursuant to the 2007 Plan will vest pursuant to the vesting schedule set for the in the applicable restricted stock award agreement. The Board of Directors in its discretion may provide for an acceleration of vesting in the terms of any restricted stock award agreement, at any time, including in the event a change in control of the Company occurs.

Termination of Service. Unless otherwise provided in a restricted stock award agreement or in an employment agreement the terms of which have been approved by the Board of Directors, in the event a grantee’s service to the Company as an employee, consultant, or director terminates for any reason, the grantee shall forfeit all shares of restricted stock which have not vested as of the date of such termination under the terms of the applicable restricted stock award agreement and shall have no rights with respect to such shares of restricted stock.

Transferability. Restricted stock shall be transferable by the holder thereof only upon such terms and conditions as set forth in the applicable restricted stock award agreement.

Repurchase Right. Each restricted stock award agreement may provide that, following the termination of a grantee’s service to the Company as an employee, consultant, or director, the Company’s will have the right to repurchase such grantee’s unvested shares of restricted stock acquired under the 2007 Plan. The Company’s right of repurchase unvested restricted stock will be exercisable at a price equal to the lesser of the purchase price at which such restricted stock awards was acquired under the 2007 Plan or the fair market value of such restricted stock (if an award of restricted stock is granted solely in consideration of past services without payment of any additional consideration, the unvested restricted stock award will be forfeited without any repurchase). The restricted stock award agreement may specify the period of time following a termination of a grantee’s service to the Company during which its right of repurchase may be exercised.

Adjustments on Changes in Capitalization, Merger, or Change in Control

Changes in Capitalization. In the event of any merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, stock split, dividend in property other than cash, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other change to the Company’s capital structure, appropriate equitable adjustments will be made to:

•	the aggregate number of shares of common stock or class of shares which may be purchased pursuant to Awards;

•	the number and/or class of shares of common stock covered by outstanding Awards;

•	the maximum number of shares of common stock with respect to which options awards may be granted to any single optionholder during any calendar year; and

•	the exercise price of any stock option in effect prior to such change.

Merger or Change in Control. In the event of a change in control, dissolution, liquidation or any corporate separation or division, including, but not limited to, a sale of all or substantially all of the assets of the Company or a merger or consolidation in which the Company is not the surviving entity, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Board of Directors, may provide for: i) the continuation of all outstanding Awards (if the Company is the surviving entity); ii) the assumption of the 2007 Plan and all outstanding Awards by the surviving entity; iii) the substitution by the surviving entity of Awards with substantially the same terms for all outstanding Awards; iv) the cancellation of all outstanding Awards in exchange for consideration; or iv) the cancellation of all outstanding Awards without payment of any consideration.

Amendment and Termination of the 2007 Plan. The Board of Directors may amend, alter, suspend or terminate the 2007 Plan, or any part thereof, at any time and for any reason. However, it must obtain shareholder approval for any amendment to the 2007 Plan to the extent necessary and desirable to comply with any applicable laws of any securities exchange listing requirements. Generally, no such action by the Company’s Board of Directors or shareholders may alter or impair any Award previously granted under the 2007 Plan without the written consent of the grantee. The 2007 Plan will terminate on February 19, 2017, unless terminated earlier by the Company’s Board of Directors.

Federal Income Tax Consequences of the 2007 Plan

The following is a discussion of material United States federal income tax consequences to participants in the 2007 Plan. This discussion is based on statutory provisions, Treasury regulations thereunder, judicial decisions, and rulings of the Internal Revenue Service in effect on the date of this proxy statement. This discussion does not purport to be complete, and does not cover, among other things, state, local, or foreign tax treatment of participation in the 2007 Plan. Furthermore, differences in participants’ financial situations may cause federal, state, and local tax consequences of participation in the 2007 Plan to vary.

Non-Statutory Stock Options. Under current federal income tax law, the grant of a non-statutory stock option with an exercise price at or above fair market value under the 2007 Plan will have no federal income tax consequences to the Company or the participant. Generally, upon exercise of a non-statutory stock option, the excess of the fair market value of the Company’s common stock at the date of exercise over the exercise price, which is referred to as the “Spread,” is taxable to the participant as ordinary income. All amounts taxable to a participant are deductible by the Company as compensation expense. The deduction will be allowed for the taxable year of the Company which includes the end of the taxable year in which the participant includes an amount in income.

Code Section 162(m) generally denies a tax deduction to any publicly-held corporation that is required to be registered under Section 12 of the Exchange Act, as amended, for compensation that exceeds $1 million paid to certain senior executives in a taxable year, subject to an exception for “performance-based compensation” as defined in Section 162(m) and subject to certain transition provisions. The 2007 Plan provides for granting stock options to senior executive officers who may be subject to Section 162(m) in a manner that is intended to satisfy the performance-based compensation exception. The Company reserves the authority, however, to award non-deductible compensation as it deems appropriate. In addition, notwithstanding the Company’s efforts, ambiguities and uncertainties regarding the application and interpretation of Section 162(m) make it impossible to provide assurance that performance-based compensation will, in fact, satisfy the requirements for deductibility under Section 162(m). Thus, Section 162(m) could limit the Company’s deductibility of compensation related to the exercise of options granted in the future under the 2007 Plan.

Generally, the shares received on exercise of a stock option under the 2007 Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the participant will recognize income on the date of exercise of a non-statutory stock option. However, if the option holder is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either directors or officers of the Company will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of service. SEC Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the 2007 Plan will satisfy the requirements for exemption under SEC Rule 16b-3, the grant of Awards will not be considered a purchase and the exercise of the Awards to acquire the underlying shares of the Company’s common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

The taxable income resulting from the exercise by an employee of a non-statutory stock option will constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the employee’s other compensation and requiring payment of withholding amounts as part of the exercise price. The participant’s tax basis for the Company common stock acquired is the sum of the exercise price and the taxable income recognized. A participant will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-statutory stock option in an amount equal to the difference between the amount realized and the tax basis of the shares. The gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

Incentive Stock Options. There will be no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The option holder also will not recognize income when the incentive stock option is exercised. However, incentive stock option treatment will only be available if the Participant has been an employee of the Company or its subsidiaries within three months of the date of exercise. Generally, the Company receives no deduction at the time of exercise.

In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the employee should recognize the Spread as income characterized as long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition, which is referred to as a “disqualifying disposition.” The amount of the ordinary income generally is determined under the rules applicable to non-statutory stock options (see above) based on the Spread at the date of exercise. However, the ordinary income will in no event exceed the amount of the gain realized on the sale, provided that the disposition involves an arm’s-length sale or exchange with an unrelated party. Any gain in excess of the amount taxed as ordinary income will be treated by the participant, as capital gain and loss. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant.

The Spread under an incentive stock option is treated as an adjustment in computing alternative minimum taxable income, which we refer to as “AMTI,” for the year of exercise A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the AMTI adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

Payment of Option Exercise Price in Shares. To the extent the participant pays all or part of the option exercise price of a non-statutory stock option by tendering shares of common stock owned, the tax consequences described above apply except that no income will be recognized on the number of shares of common stock received upon exercise which is equal to the number of shares surrendered in payment of the option exercise price and the exchanged shares will have the same tax basis and holding periods as the shares surrendered. The additional shares of common stock received upon exercise will have a tax basis equal to the amount of ordinary income recognized on exercise and a holding period which commences on the day following the date of recognition of the income. Under Treasury regulations, if an employee exercises an incentive stock option by tendering shares of Company common stock previously acquired by the exercise of an incentive stock option that have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the employee will recognize income and be subject to other basis allocation and holding period requirements.

Restricted Stock Awards. Stock granted under the 2007 Plan may, in the determination of the Board of Directors, be subject to rights of repurchase and other transfer restrictions. The tax consequences of stock granted under the 2007 Plan depends on whether the stock is subject to restrictions and if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Code Section 83 (for example, stock granted under the 2007 Plan which is subject to our right to repurchase the stock at a price that is less than fair market value which right lapses over a period of continued employment is considered a “substantial risk of forfeiture” under Section 83).

If stock is not subject to a “substantial risk of forfeiture,” the participant normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted less the amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the participant normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses, in the amount of the fair market value of the shares no longer subject to the “substantial risk of forfeiture” less the amount paid for the stock. Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long or short-term depending on how long the recipient held the stock.

A recipient of stock subject to a “substantial risk of forfeiture” may make an election under Section 83(b) to recognize ordinary income in the year the recipient purchases the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the stock recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient purchases the stock the difference, if any, between the fair market value of the stock on the purchase date and the purchase price paid. If the stock recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the “substantial risk of forfeiture” lapses.

Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

Compliance with Section 409A of the Code. Code Section 409A imposes requirements on nonqualified deferred compensation plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement when there is no longer a substantial risk of forfeiture, the imposition of an additional 20% income tax on the participant and the possible imposition of penalty interest on the unpaid tax. Treasury regulations generally provide that the type of Awards provided under the 2007 Plan will not be considered nonqualified deferred compensation. However, some Awards could be covered by Section 409A. For example, the grant or modification of a stock option with an exercise price less than the fair market value of the underlying common stock could constitute nonqualified deferred compensation. In that event, the Board of Directors normally would expect to design and administer that Award in a manner that ordinarily should avoid adverse federal income tax consequences under Section 409A to any affected participant. Notwithstanding the foregoing, the 2007 Plan expressly provides that there is no commitment or guarantee that any federal, state, or local tax treatment will apply or be available to any person who participates or is eligible to participate in the 2007 Plan.

New 2007 Plan Benefits

The number of Awards (i) that would have been received by or allocated to the Company’s executive officers, directors, employees, and consultants for fiscal 2006 if the 2007 Plan had been in effect and (ii) that will be received by or allocated to its executive officers, directors, employees, and consultants under the 2007 Plan is undeterminable because the Awards under the 2007 Plan are discretionary.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2007 STOCK PLAN.)

CORPORATE GOVERNANCE

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for our Board members, officers, and employees, which, in conjunction with our Articles of Incorporation, bylaws, and Board committee charters, as amended, form the framework for our corporate governance. All of these documents are available on our corporate website at www.mannatech.com.

Summary of All Directors and Executive Officers

The following table sets forth certain information regarding our Executive Officers and Directors, including their ages as of April 9, 2007:

Name	Age	Position
Samuel L. Caster	56	Chairman of the Board and Chief Executive Officer
Terry L. Persinger	62	President, Chief Operating Officer, and Director
Stephen D. Fenstermacher	54	Senior Vice President and Chief Financial Officer
B. Keith Clark	44	Senior Vice President, General Counsel, and Corporate Secretary
Terence L. O’Day	57	Executive Vice President of Global Operations
Cynthia L. Tysinger	49	Senior Vice President and Chief Information Officer
John W. Price	63	President of International Operations
Robert A. Sinnott M.N.S., Ph.D.	42	Senior Vice President and Chief Science Officer
Stephen Boyd M.D., Ph.D.	66	Senior Medical Director
J. Stanley Fredrick	68	Lead Director of the Board of Directors
John S. Axford, DSc, MD, FRCP	53	Independent Board Member
Gerald E. Gilbert	73	Independent Board Member
Larry A. Jobe	67	Independent Board Member
Alan D. Kennedy	76	Independent Board Member
Marlin Ray Robbins	61	Non-employee Board Member
Patricia A. Wier	69	Independent Board Member

The following biographical information about our Directors and Executive Officers listed above is in alphabetical order:

John Stewart Axford, DSc, MD, FRCP has served as a Class III Director since 2002. His current term as Director expires in 2008. Since 1999, Professor Axford has served as the President of the Royal Society of Medicine, Section of Clinical Immunology and Allergy and has performed certain clinical studies and research for us. Professor Axford has been a member of the Faculty at St. George’s Hospital Medical School, University of London since 1990, and has served since October 2005 as Chair of Clinical Rheumatology and Director of The Sir Joseph Hotung Centre for Musculoskeletal Disorders. Professor Axford also serves on the Editorial Boards of three medical journals and on numerous medical and health related committees. He has lectured extensively throughout the United States, the United Kingdom, Europe, Australia, and Asia and has authored or co-authored over 80 published peer-reviewed scientific papers, over 128 published abstracts and letters, and 18 medical textbooks. Professor Axford is actively involved with research in Rheumatology and will serve as Chairman of the Royal Society of Medicine Conference, Glycobiology and Medicine, held in Dublin, in 2007. Professor Axford received a Bachelor of Medicine degree and Bachelor of Surgery degree from University College in London, England. In 1989, he was chosen as a Fulbright Scholar and performed research in various areas of immunology at Tuft’s University in Boston, Massachusetts. In 1990, Professor Axford completed his research thesis in arthritic diseases and in 1991was awarded his M.D. with a Specialist Accreditation in Rheumatology and Immunology. Currently, Professor Axford is serving as the Principal Investigator for 2 three-year clinical trials funded by us at St. George’s University of London and NHS Hospital.

Stephen Boyd MD, Ph.D. joined Mannatech in 1997 and currently serves as our Senior Medical Director with responsibility for certain medical research programs, liaison with health professionals and product safety monitoring. Dr. Boyd completed his B.S. and Ph.D. degrees in Chemistry at the University of Glasgow, Scotland. Following completion of a Post-Doctoral Research Fellowship in thermodynamics at the State University of Buffalo, New York, Dr. Boyd spent four years as a Research Chemist and Head of Analytical Services at Dunlop Research Centre in Canada. In 1974, Dr. Boyd graduated with an M.D. degree from the University of Toronto, Canada, followed by training in Family Medicine. He was recruited in 1978 as Medical Director for Ortho Pharmaceuticals, Canada. Dr. Boyd served fifteen years in medical practice as a Family Physician, both in Canada and the United States. Since 1992, he has been involved in the research and development of naturally-occurring compounds as therapeutics and nutritional supplements with particular emphasis on carbohydrates and glyconutrients. Dr. Boyd is currently a member of the American Academy of Family Physicians, the Texas Academy of Family Physicians, the American Medical Association and the American Academy of Wound Management. As a result of his research in wound healing and wound management, he received Board Certification by the American Academy of Wound Management in 1998. In April 2001, at the general meeting of the society in London, England, Dr. Boyd was elected a Fellow of The Royal Society of Medicine.

Samuel L. Caster co-founded Mannatech and as of April 9, 2007, directly owned 20.7% of our common stock. He served as our President and as a Director on our Board of Directors from November 1993 until his resignation on March 31, 2000. From June 1, 2000 through March 4, 2002, Mr. Caster provided various consulting services to us related to our independent associates’ needs and developed our global associate career and compensation plan. In August 2000, Mr. Caster was reappointed to serve as a Class II Director on our Board of Directors. From June 4, 2001 to March 4, 2002, he served as Co-Chairman of our Board of Directors and since March 5, 2002, has served as our Chairman of the Board. Mr. Caster’s current term as Director expires in 2007. On April 15, 2003, Mr. Caster was elected as our Chief Executive Officer. He has over 25 years of experience with various network-marketing and direct selling companies. In 1999, Mr. Caster co-founded MannaRelief Ministries, a non-profit international ministry formed to help supply food supplements to at-risk children by working with other ministries, non-profit organizations, and missionaries throughout the world. Mr. Caster is the brother-in-law of Mr. Donald Herndon, who serves as our Vice President of Field Services. Mr. Herndon is the brother-in-law of Mr. Terry Persinger, who serves as our President and Chief Operating Officer and is also a Board member.

B. Keith Clark joined Mannatech in August 2006 to serve as our Senior Vice President, General Counsel, and Corporate Secretary. Prior to joining Mannatech, Mr. Clark served as Senior Vice President and General Counsel from 2004 until August 2006 for Metromedia Restaurant Group, a subsidiary of Metromedia Company, which is one of the largest privately-held companies in the United States with holdings in the hospitality, energy, and telecommunications industries. From 1997 to 2004, Mr. Clark was employed by Pizza Inn, Inc., a publicly-traded international restaurant franchising company (NASDAQ symbol PZZI), and from 2002 to 2004, served as Pizza Inn, Inc.’s Senior Vice President—Corporate Development, General Counsel and Secretary. Mr. Clark received a B.S. degree with honors in Political Science from Texas Christian University in Fort Worth, Texas and received an M.B.A. and his Juris Doctor from the University of Texas at Austin, in Austin, Texas. In addition, Mr. Clark is a member of State Bar of Texas and also serves on the board of directors of several non-profit organizations.

Stephen D. Fenstermacher joined Mannatech in November 1998 to serve as our Vice President of Accounting and Controller. In October 1999, Mr. Fenstermacher was named Senior Vice President and Chief Financial Officer. Prior to joining Mannatech, Mr. Fenstermacher was a consultant for Kibel, Green, Issa, Inc., a crisis management firm specializing in turnaround strategy and consulting. From April 1995 to October 1997, he served as Executive Vice President and Chief Financial Officer for The Johnny Rockets Group, Inc., a corporate and franchise restaurant chain. From 1991 to 1995, Mr. Fenstermacher served as Chief Executive Officer and Chief Financial Officer for On the Border Cafes, Inc. He was instrumental in the merger of On the Border Cafes, Inc. with Brinker International, Inc. (NYSE symbol EAT). Mr. Fenstermacher received a B.A. degree in Government with a minor in Life Sciences from the University of Notre Dame, in Notre Dame, Indiana, and received an M.B.A. degree in Finance and Accounting from the University of Pittsburgh, in Pittsburgh, Pennsylvania.

J. Stanley Fredrick has served as a Class II Director on our Board of Directors since September 2001 and as of April 9, 2007, collectively owned 11.9% of our common stock. In November 2003, Mr. Fredrick was elected to serve as the Lead Director for our Board of Directors. His current term as Director expires in 2007. Mr. Fredrick currently is the owner of Fredrick Consulting Services, which provides consulting services to the direct selling industry. In 2003, Mr. Fredrick was a founding board member of Professional Bank in Dallas, Texas, which is a boutique bank that provides certain financial resources to its customers. Mr. Fredrick also serves on the Professional Bank Audit Committee and Compensation Committee. He co-founded Cameo Couture, Inc., which operated as Colesce Couture, a distributor of intimate apparel, and Colony House, Inc., a private label cookware company, both of which operated through direct selling channels. Mr. Fredrick also co-founded Irving National Bank Shares, a commercial bank holding company and served as a consultant to the bank from 1994 until it was sold in 2000. Mr. Fredrick has been actively involved for over 30 years in the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. He has served on the Direct Selling Association’s Board and various committees of their Board. From 1987 to 1988, Mr. Fredrick served as Chairman of the Direct Selling Association and from 1988 to 1990, he served as Chairman of the Direct Selling Education Foundation. He has been inducted into the Direct Selling Association’s highest honor, the “Hall of Fame,” and inclusion in the Direct Selling Education Foundation “Circle of Honor.” Mr. Fredrick received a B.A. degree in English from Central State University, in Edmond, Oklahoma.

Gerald E. Gilbert has served as a Class I Director since June 2003. Mr. Gilbert’s current term as Director expires in 2009. From 1968 until his retirement in December 2002, Mr. Gilbert practiced law with the international law firm of Hogan and Hartson L.L.P. His legal and business expertise includes international trade, national trade associations, and various areas of consumer products. From 1968 to 1999, Mr. Gilbert served as General Counsel to the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. Mr. Gilbert was the recipient of the “Hall of Fame Award,” which is the Direct Selling Association’s highest honor. He also served as General Counsel to the World Federation of Direct Selling Associations and the Tropical Forest Foundation. Mr. Gilbert served in the U.S. Naval Reserve from 1956 to 1992 and was promoted to Rear Admiral (Two Stars), the top ranking officer in the Naval Reserve JAG Corps. During his distinguished military service, Mr. Gilbert received numerous awards, including the “Legion of Merit”. He is also a Past National President of the Federal Bar Association. He received a B.A. degree in English from Denison University, in Granville, Ohio and a Juris Doctor from the University of Virginia School of Law, in Charlottesville, Virginia. Mr. Gilbert is a member of the State Bars of Virginia and the District of Columbia and is admitted to practice before the United States Supreme Court.

Larry A. Jobe has served as a Class I Director since January 4, 2006. In February 2007, Mr. Jobe began serving as Chairman of our Audit Committee. His current term as Director expires in 2009. Mr. Jobe serves as Chairman of Legal Network, Ltd., a firm he founded in 1993 that provides staffing and litigation support to law firms and corporate legal departments. He also currently serves as President and founder of P 1 Resources, LLC, which has provided engineering and light industrial staffing services to the construction industry since 1994. From 1991 to 1994, Mr. Jobe was Chairman and founder of Mitchell Jobe & Company, a provider of professional staffing services for government and industry. From 1973 to 1991, he served in various capacities, including member of the Executive Committee and Chairman of the Strategic Planning Committee, with the accounting firm Grant Thornton LLP. In 1969, he was appointed by United States President Richard Nixon to serve as the Assistant Secretary of Commerce for Administration at the United States Commerce Department. Mr. Jobe currently serves as the Chairman of Independent Bank of Texas and Chairman of the Audit Committee for U.S. Home Systems, Inc. (NASDAQ symbol USHS). In addition, Mr. Jobe serves as Chairman of the Audit Committee and a member of the Board of Directors of SWS Group, Inc., a Dallas-based New York Stock Exchange member. He is a Certified Public Accountant who received a B.B.A. degree in Accounting from the University of North Texas, in Denton, Texas. Mr. Jobe serves on the Board of Dallas Seminary Foundation, the Eisenhower Institute, and the University of North Texas Foundation.

Alan D. Kennedy has served as a Class III Director since June 2002. His current term as Director expires in 2008. Mr. Kennedy has over 30 years experience with various direct selling companies. From 1998 until his retirement in December 2001, he served as President Worldwide for Tupperware Corporation, (NYSE symbol TUP), a publicly-traded company that distributes and sells various products in over 100 countries, primarily through direct-selling channels. Since retiring, Mr. Kennedy continues to serve as a consultant to Tupperware Corporation. From 1989 to 1996, he served as President and Chief Executive Officer of Nature’s Sunshine Products, Inc., (NASDAQ symbol NATR.PK), a publicly-traded, network marketing company that manufactures and markets nutritional and personal care products worldwide. From 1986 to 1989, Mr. Kennedy provided various consulting services to several direct selling companies. From 1982 to 1986, he served as Vice President of Sales Development for Avon Products, Inc., (NYSE symbol AVP), a publicly-traded, multinational manufacturer and distributor of cosmetics, toiletries, jewelry, chemicals and clothing. He received a B.A. degree, with honors, in Economics from Colgate University, in Hamilton, New York. His professional affiliations include serving as Chairman of the Direct Selling Association from 1995 to 1996 and serving as Chairman of the Direct Selling Educational Foundation from 1996 to 1997. In 2004, Mr. Kennedy was inducted into the Direct Selling Association’s highest honor, the “Hall of Fame.” He serves on the Board of the Direct Selling Educational Foundation and also serves on the Board of Regents for Mercersburg Academy, a private secondary school in Mercersburg, Pennsylvania.

Terence L. O’Day joined Mannatech in June 2006 to serve as our Executive Vice President of Global Operations. Prior to joining Mannatech, Mr. O’Day served as Executive Vice President Operations, from January 2001 to June 2005 for Refrigerated Foods Group, at ConAgra Foods, Inc., a publicly-traded company that operates as a packaged food company serving retail, deli, and foodservice establishments in North America (NYSE symbol CAG). From 1999 to 2001, Mr. O’Day served as Senior Vice President Operations for International Home Foods, Inc. until its acquisition by Conagra Foods, Inc. From 1997 to 1999, served as Senior Vice President North American Operations for Revlon Incorporated, a publicly-traded international company that manufacturers and sells cosmetic and personal care products (NYSE symbol REV). From 1991 to 1997, Mr. O’Day served as Plant Manager and Area Vice President of Manufacturing for Nabisco, a subsidiary of Kraft Foods. Mr. O’Day received a B.S. degree in General Studies (Engineering Management concentration) from the United States Air Force Academy, in Colorado, an M.B.A. degree in Marketing from Western Michigan University, in Kalamazoo, Michigan and is a graduate of Columbia University’s Transition to General Management executive program. Mr. O’Day is a retired command pilot and a 23-year veteran of the United States Air Force/Michigan National Guard where he was awarded two Air Force commendations and four outstanding unit citations for outstanding performance.

Terry L. Persinger joined Mannatech in November 1999 to serve as our Executive Vice President, Chief Operating Officer, and a Class III Director. Mr. Persinger’s current term as Director expires in 2008. Mr. Persinger has served as our President since May 2000. From 1968 until his retirement in August 1999, he was employed by Goodyear Tire and Rubber Company (NYSE symbol GT), a publicly-traded company and international manufacturer of tires and rubber products. From January 1995 to August 1999, Mr. Persinger served as Goodyear’s Vice President and General Manager of Engineered Products. He received a B.S. in Chemical Engineering from the University of Cincinnati, in Cincinnati, Ohio, is a graduate of the PMD management program at Harvard University, and completed management training at Northwestern Kellogg School of Business, in Evanston, Illinois. Mr. Persinger is the brother-in-law of Mr. Donald W. Herndon, our Vice President of Field Services. Mr. Herndon is the brother-in-law of Mr. Samuel L. Caster, our Chairman of the Board and Chief Executive Officer.

John W. Price joined Mannatech in September 2005 to serve as our President of International Operations. From 2003 to 2005, Mr. Price was President of Price Associates, a business consulting firm serving a broad range of clients including Herbalife International Inc. (NYSE symbol HLF), a global network-marketing company that sells weight management products, nutritional supplements, and personal care products. From 1997 to 2003, Mr. Price served as Herbalife’s Senior Vice President of Worldwide Administration, and served as its interim Chief Information Officer and a key executive to its President. From 1978 to 1995, Mr. Price served as Vice President of Human Resources for Eli Lilly & Company (NYSE symbol ELY), a pharmaceutical manufacturer. Mr. Price received a B.A. in Psychology and Naval Science from the University of Washington, in Seattle, Washington, and received his M.B.A. in Marketing from the California Coast University, in Santa Ana, California. He is a retired U.S. Navy Commander and an Eagle Scout who continues to serve on the Eagle Scout Board of Review. Mr. Price served from 2001 to 2005 as a Board Member of the Direct Selling Education Foundation.

Marlin Ray Robbins co-founded Mannatech and is a high-level independent associate. As of April 9, 2007, Mr. Robbins owned 7.7% of our common stock. Mr. Robbins has served as a Class I Director on our Board of Directors since June 2001. His current term as Director expires in 2009. From 1992 to 1995, Mr. Robbins served on the Board of Republic Bank/NCNB. Mr. Robbins also served as a member of the Grand Prairie Independent School District Board from 1991 to 1994 and served as their President from 1993 to 1994. Mr. Robbins has over 25 years experience with various network-marketing and direct selling companies. He holds multiple positions in our global associates’ incentive network-marketing system and is considered an expert regarding issues and critical needs related to building the success of our independent associates. Mr. Robbins has published a book related to his experience as an independent associate entitled You Can Too. He also helped to develop our global associate career and compensation plan. Mr. Robbins received a B.S. degree in Biology and Chemistry from Southwest Texas State University, in San Marcos, Texas. Mr. Robbins served in the active United States Army from 1969-1975 and as a helicopter pilot during the Vietnam War from 1971 to 1972. Mr. Robbins continued serving in the Army National Guard until 1983. During his service he was awarded thirteen air medals and the Bronze Star and reached the rank of Major.

Robert A. Sinnott, M.N.S., Ph.D. has served as our Chief Science Officer and Vice President since August 2005. In November 2006, Dr. Sinnott was promoted to Senior Vice President. He brings over twelve years of experience in life sciences, chemistry, and biotechnology to Mannatech and was a founder of Larrea BioSciences Corporation (OTC BB symbol LRRA DB). From 1997 to 2003, Dr. Sinnott was a founding team member and Chairman of Biotechnology and Agribusiness for the Arizona Agribusiness and Equine Sciences Center at South Mountain Community College. From 1993 to 1996, Dr. Sinnott founded and served as Research Director of Gaiaventures, Ltd., a scientific consulting firm. Dr. Sinnott earned his B.S. degree in Botany, a M.N.S. in Natural Science, and a Ph.D. degree in Plant Sciences from Arizona State University, in Tempe, Arizona. During graduate school, Dr. Sinnott’s primary focus was plant medicinal chemistry and plant biotechnology, and his 1995 dissertation research focused on agricultural biotechnology of economic plants including the aloe vera plant.

Cynthia L. Tysinger joined Mannatech in October 2000 to serve as our Vice President and Chief Information Officer. In June 2003, Ms. Tysinger was promoted to Senior Vice President. Ms. Tysinger also worked as an independent associate from March 1996 through September 2000. From May 1997 to October 2000, Ms. Tysinger served as the Director of Engineering Services for Technology Concepts and Design, Inc., a design, development, database management and engineering company. While employed by Technology Concepts and Design, Inc., she was a consultant to Mannatech and one of the lead system designers that developed our database website, www.GlycoScience.org. From July 1992 to May 1997, Ms. Tysinger served as the Program Control Manager for GTE Information Systems, a division of GTE Corp that was acquired by Verizon Corporation (NYSE symbol VZ), a publicly traded, global telecommunications company. Ms. Tysinger attended Northern Virginia Community College, in Fairfax, Virginia. She is a member of the Direct Selling Association’s Technology Council and a member of the CIO Oval Program, Forrester Research Group. Ms. Tysinger has over 25 years of experience in the information systems and Internet technologies fields including working in various management positions for SAIC, Hughes Aircraft, and for the United States Department of Defense.

Patricia A. Wier has served as a Class II Director since October 2003 and served as Chairman of our Audit Committee from October 2003 until February 2007. In February 2007, Mrs. Wier began serving as Chairman of our Nominating and Governance Committee. Her current term as Director expires in 2007. Mrs. Wier owns Patricia Wier, Inc., which provides consulting services to various companies. Mrs. Wier served as President, Encyclopedia Britannica North America from 1986 until her retirement in 1994. From 1991 until she retired in 2005, Mrs. Wier served on the Board of NICOR Inc., (NYSE symbol GAS), a publicly traded gas utility company, and served as Chairman of NICOR’s Audit Committee and as a member of NICOR’s Compensation Committee. Mrs. Wier received a B.A. in English Literature from the University of Missouri, in Kansas City, Missouri and an M.B.A. in General Management from the University of Chicago, in Chicago, Illinois. Mrs. Wier is a life member of the Council of the Graduate School of Business at the University of Chicago and is a member of the Council of Regents for Lewis University. Mrs. Wier was a member of the Direct Selling Association from 1977 until 1994 and was inducted into the Direct Selling Association’s highest honor the “Hall of Fame”.

Classes of Our Board of Directors

Nine Board members serve on our Board of Directors, which is divided into three classes serving staggered three-year terms and expiring on the day of our Annual Shareholders’ Meeting. Five of our Directors are independent. The members of each of the classes and the expiration dates of their terms as of April 9, 2007 are as follows:

Class	Term Expiration	Directors
Class I	2009	Gerald E. Gilbert*, Marlin Ray Robbins, and Larry A. Jobe*
Class II	2007	Samuel L. Caster# (1), J. Stanley Fredrick(2), and Patricia A. Wier*
Class III	2008	Professor John S. Axford*, Terry L. Persinger#, and Alan D. Kennedy*

*	Independent Board Member
#	Executive Officer
(1)	Chairman of the Board
(2)	Lead Director of the Board

Our Board of Directors held 5 regular meetings and 6 special meetings during 2006. All of our Directors attended at least 75% of these meetings. Although we do not have a formal policy regarding attendance by Directors at our Annual Shareholders’ Meeting, we encourage and expect all of our Directors to attend our Annual Shareholders’ Meeting. All of our Directors attended our 2006 Annual Shareholders’ Meeting, which was held on June 12, 2006. All of our Directors are expected to attend our 2007 Annual Shareholders Meeting, to be held on June 14, 2007, except for Mr. Kennedy, who will be out of the country.

Directors Independence

Our Board of Directors has determined that each of Messrs. Axford, Gilbert, Jobe and Kennedy, and Mrs. Wier qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, our Board of Directors has concluded that none of these members has a relationship which, in the opinion of our Board of Directors, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of Our Board of Directors

During 2006, our Board of Directors had six committees with various functions. All Committee members attended at least 75% of their Committee meetings. In February 2007, our Board of Directors eliminated the Qualified Legal Compliance Committee and in April 2007 created the Compliance Committee.

As of April 9, 2007, our Committee members included the following:

Director’s Name	Audit	Compensation and Stock Option Plan	Nominating and Governance	Compliance		Science	Special Litigation Committee
Number of meetings held during 2006	10	8	9	—	(1)	5	13
Non-Employee Independent Directors:
Professor John S. Axford				X		C
Gerald E. Gilbert	X	X	X	C		X	C
Larry A. Jobe	C	X	X	X			X
Alan D. Kennedy	X	C	X	X		X	X
Patricia A. Wier	X	X	C	X			X
Non-Employee Directors:
J. Stanley Fredrick(2)
Marlin Ray Robbins						X
Employee Directors:						X
Samuel L. Caster(3)						X
Terry L. Persinger						X

X	Member
C	Committee Chairman
(1)	Compliance Committee formed in April 2007.
(2)	Lead Director of the Board of Directors.
(3)	Chairman of the Board of Directors since April 15, 2003.

The Committees and their functions are as follows:

1.	Audit Committee. Our Audit Committee consists of Messrs. Gilbert, Jobe and Kennedy, and Mrs. Wier. Mrs. Wier served as Chairman of the Audit Committee until February 2007, when Mr. Jobe began serving as Chairman. Our Board of Directors has determined that each member of our Audit Committee meets the independence and financial literacy requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules and that Mr. Jobe qualifies as an “audit committee financial expert” as defined by SEC rules. Our Audit Committee is primarily responsible for approving all services provided by our independent registered public accounting firm, reviewing our annual audit results, and meeting with our independent registered public accounting firm to periodically review our internal controls, internal control over financial reporting, and financial management practices. Our Audit Committee’s responsibilities are stated more fully in its amended and restated charter, which was amended on April 26, 2007, and included herein as Appendix B, and is posted on our corporate website at www.mannatech.com. Our Audit Committee’s report, as required by SEC rules, appears in this proxy statement on page 42.

2.	Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee consists of Messrs. Gilbert, Jobe and Kennedy, and Mrs. Wier and is chaired by Mr. Kennedy. Our Board of Directors has determined that each member of our Compensation and Stock Option Plan Committee meets the independence requirements for purposes of service on such committee under applicable NASDAQ and SEC rules. None of our executive officers is serving as a member of any board of directors or as a member of any other compensation committee for any other entity that has or has had one or more of their executive officers serving as a member of our Board of Directors or on our Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee is primarily responsible for establishing all compensation for our executive officers and directors including salaries, bonuses, stock option grants, and stock option plan administration. Our Compensation and Stock Option Plan Committee’s responsibilities are stated more fully in its revised charter, which is posted on our corporate website at www.mannatech.com. Our Compensation and Stock Option Plan Committee’s report, as required SEC rules, appears in this proxy statement on page 36.

3.	Nominating and Governance Committee. Our Nominating and Governance Committee consists of Messrs. Gilbert, Jobe and Kennedy, and Mrs. Wier. Mr. Gilbert served as Chairman of the Nominating and Governance Committee until February 2007, when Mrs. Wier began serving as Chairman. Our Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence requirements for purposes of service on such committee under applicable NASDAQ and SEC rules. Our Nominating and Governance Committee is primarily responsible for reviewing and recommending nominees to our Board of Directors, developing plans regarding the size and composition of the Board, and developing management succession planning. Our Nominating and Governance Committee recommends a list of nominees to our Board of Directors based on several factors, which include but are not limited to the following:

•	the experience level, mix of skills and other business qualities a potential nominee may possess;

•	the general experience and skill levels of current Board members;

•	the status of the nominee as “independent” under the NASDAQ’s listing standards and the rules and regulations of the SEC;

•	the potential nominee’s experience with accounting rules and practices; and

•	the verification of background, work, and education of a potential nominee.

Except as set forth in this proxy statement, there is no stated minimum criteria for director nominees, although our Nominating and Governance Committee considers such other factors as it may deem in the best interests of our shareholders. Our Nominating and Governance Committee’s responsibilities are stated more fully in our charter which is posted on our corporate website at www.mannatech.com. For additional information on nominating nominees to our Board of Directors see “Shareholder Procedures for Nominating Board Members or Introducing Proposals”, beginning on page 6 of this proxy statement.

4.	Compliance Committee. Our Compliance Committee was formed in April 2007 and consists of Professor Axford and Messrs. Gilbert, Jobe and Kennedy, and Mrs. Wier and is chaired by Mr. Gilbert. Each of these members are independent under applicable NASDAQ and SEC rules. Our Compliance Committee is primarily responsible for establishing and maintaining policies and procedures to handle and investigate complaints, including whistleblower or other confidential complaints. Our Compliance Committee is also responsible for directing the investigation of complaints including advising our Board of Directors about the outcome of any complaints or any other legal matters.

5.	Science Committee. Our Science Committee is comprised of various members with research and development backgrounds and is primarily responsible for overseeing all aspects of our product development and setting the overall direction of our product research and development. Our Science Committee charter is posted on our corporate website at www.mannatech.com.

6.	Special Litigation Committee. Our Special Litigation Committee consists of Messrs. Gilbert, Jobe and Kennedy, and Mrs. Wier and is chaired by Mr. Gilbert, each of whom our Board of Directors has determined are independent under applicable NASDAQ and SEC rules. Our Special Litigation Committee was formed in 2005, as a result of shareholder derivative proceedings filed in 2005. The purpose of our Special Litigation Committee is to review and evaluate the derivative proceedings and to make a good faith determination concerning whether the continuation of such proceedings are in our best interests and the best interests of our shareholders.

Shareholder Communication with Our Board of Directors

We request that any shareholders interested in communicating directly with individual directors or with our entire Board of Directors submit such correspondence in writing. To submit written correspondence to our Board of Directors, fax such correspondence to (972) 471-7342, or send by email to BoardofDirectors@mannatech.com, or mail to Mannatech, Incorporated, Attention CFO, “For Mannatech’s Board of Directors”, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. Upon receipt, a copy of such correspondence will be given to both the General Counsel and to Samuel Caster, our Chairman of the Board. All correspondence to specific Board members will be delivered directly to the individual Board member. A voice message can be left for our Board of Directors at (972) 471-6512. Our Executive Officers and designated officials may be given access to such shareholder communications with our Board of Directors, except in instances in which the charters of our committees require anonymity.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in their beneficial ownership of our common stock with the SEC. Such persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of such reports or written representations furnished to us that no other reports were required, we believe that during the year ended December 31, 2006, all of our executive officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for Mr. Gerald Gilbert, who filed a late Form 4 related to reporting a sale of his stock in September 2006.

Compensation and Stock Option Plan Committee Interlocks and Insider Participation

None of our executive officers is a member of any other company’s board of directors, or serves as a member of any other company’s compensation committee that has or has had one or more executive officers serving as a member of our Board of Directors or our Compensation and Stock Option Plan Committee.

Code of Ethics

In order to help promote the highest levels of business ethics, our Board of Directors adopted a Code of Ethics for our executive officers and directors in 2003. The Code of Ethics was amended in April 2006 and is published on our corporate website at www.mannatech.com. Any change in or waiver from and the grounds for such change or waiver of our Code of Ethics shall be promptly disclosed by publishing such change or waiver on our corporate website – www.mannatech.com. Our Code of Ethics applies to all of our executive officers and directors. Our Code of Ethics was designed to ensure that our business is conducted in a consistent legal and ethical manner and sets forth guidelines for all areas of professional conduct, including conflicts of interest, employment policies, protection of confidential information, and fiduciary duties.

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

All compensation related to our executive officers, including our Named Executive Officers, is approved by our Compensation and Stock Option Plan Committee. Our Named Executive Officers for 2006, which we refer to collectively as the Named Executive Officers, include the following:

•	Samuel L. Caster – Chief Executive Officer and Chairman of the Board;

•	Stephen D. Fenstermacher – Chief Financial Officer and Senior Vice President;

•	Terry L. Persinger – President, Chief Operating Officer, and Board member;

•	Dr. Robert A. Sinnott – Chief Science Officer and Senior Vice President; and

•	John W. Price – President of International Operations.

Traditionally we have paid our Named Executive Officers cash compensation. From time-to-time we have also awarded our Named Executive Officers discretionary stock option awards we consider appropriate in view of the nature of our business, individual and corporate performance and competitive levels. In general, our executive compensation program for senior management, including the Named Executive Officers, consists of payment of an annual base salary; participation in our Management Non-Equity Incentive Bonus Plan; a monthly automobile allowance or use of a company-leased vehicle; automobile, life, health, dental, vision, and disability insurance; participation in our 401(k) plan; and stock option awards. We do not allow loans to our officers or directors nor do we grant any stock awards (e.g., stock bonuses or restricted stock) or any other pension retirement program, other than our 401(k) Plan, to any of our employees or board members. When determining compensation, each of our executive officers, excluding our Chief Executive Officer and President, is first evaluated by our Chief Executive Officer and President, who then recommends a compensation package to our Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee recommends and approves the compensation package for our Chief Executive Officer and President. No member of our Compensation and Stock Option Plan Committee is or has ever been one of our officers or employees.

The philosophy behind our executive compensation program is to maintain a fair, equitable, and competitive compensation package that will allow us to attract and retain top executive talent. To support this philosophy, we entered into a service agreement with Mercer Human Resource Consulting LLC to subscribe to their International Position Evaluation System, or IPE tool, which is a web-based information tool. The IPE tool establishes a global point factor rating approach pursuant to which we can consistently measure roles and develop an objective and appropriate global compensation measurement system that provides a competitive compensation range from the marketplace. Further, Mercer Human Resource Consulting LLC also provides us with annual base salary ranges based on the annual base salary surveys of over 1,500 companies located in the United States.

We use the IPE tool to develop a compensation range for each Named Executive Officer’s function through evaluation of four main criteria:

•	impact on the Company’s overall success;

•	effectiveness of communication;

•	the degree of innovation delivered; and

•	knowledge and experience level.

Each of the Named Executive Officers functions is rated using the IPE tool. The ratings are from 40 to 81. The IPE tool range for our Vice Presidents start at a rating of 61 and increases up to a rating of 73 for our Chief Executive Officer and President. In addition to our internal review process the functions of our Named Executive Officers are also benchmarked against similar functions within comparable companies within our size and business model. We review the IPE tool levels and salary ranges each year as part of our annual budgetary process to ensure that they remain competitive.

Components of Compensation

Traditionally we have paid our Named Executive Officers 100% of their compensation in cash and have periodically granted discretionary stock option awards based upon performance. In 2006, we changed our compensation program to primarily include cash compensation with stock option awards based upon executive level as described under the heading Long-Term Compensation below. For fiscal 2006, the primary components of compensation paid to our Named Executive Officers are as follows:

(a)	Annual base salary. During each year we review the annual base salaries of our Named Executive Officers to ensure their salaries are reasonable based upon a number of factors. These factors include corporate performance (to the extent such performance can fairly be attributed or related to each Named Executive Officer’s performance), as well as the nature of each Named Executive Officer’s responsibilities, capabilities, loyalties, and contributions. We believe the annual base salaries of our Named Executive Officers are reasonable in relation to executive compensation practices of other similarly-sized companies and other companies within the same industry.

(b)	Bonus. Each of our Named Executive Officers is eligible to participate in our Management Non-Equity Incentive Bonus Plan. Bonuses are awarded under our Management Non-Equity Incentive Bonus Plan based on the achievement of certain individual and non-financial performance goals and the consolidated financial results certified by our independent registered public accounting firm. All bonuses for our Named Executive Officers are reviewed and approved by our Compensation and Stock Option Plan Committee, and paid by March 15th of the following year. For 2006, the percentage of annual base salary that could have been earned as a bonus as prescribed in our 2006 Management Non-Equity Incentive Bonus Plan for each Named Executive Officer was as follows:

Named Executive Officer	Position	Target	Maximum
Samuel L. Caster	Chief Executive Officer	85%	100%
Stephen D. Fenstermacher	Chief Financial Officer and Senior Vice President	65%	80%
Terry L. Persinger	Chief Operating Officer and President	75%	90%
Dr. Robert A. Sinnott	Chief Science Officer and Senior Vice President	55%	75%
John W. Price	President of International Operations	65%	80%

For 2006, the financial goals as set forth in our 2006 Management Non-Equity Incentive Bonus Plan were not achieved, and, as a result, our Named Executive Officers were not awarded any bonus under our Management Non-Equity Incentive Bonus Plan. However, our Compensation and Stock Option Plan Committee recognized that our Named Executive Officers achieved individual and non-financial performance goals and the Company reported an increase in its net sales and earnings. Therefore our Compensation and Stock Option Plan Committee elected to award an aggregate cash discretionary bonus to our Named Executive Officers of $0.3 million, which was paid on March 8, 2007.

Our Management Non-Equity Incentive Bonus Plan for 2007 was revised to include a primary and a secondary bonus and is described in the Management Non-Equity Incentive Bonus Plan section on page 33.

(c)	All other annual compensation. We maintain certain other plans and arrangements for the benefit of our Named Executive Officers and other members of our management, including participation in our 401(k) plan, payment of travel expenses for family members to attend corporate events, and enrollment in health, life, automobile, and long-term disability insurance programs. All of our Named Executive Officers are paid an automobile allowance of $1,000 per month or provided with a company-leased vehicle. We believe these benefits are reasonable in relation to executive compensation practices of other similarly-sized companies and other companies within the same industry.

(d)	Long-term compensation. We maintain stock option plans to reward our Named Executive Officers and other executives and employees for the attainment of certain goals or events. Beginning in 2006, we awarded 25,000 stock options to a newly appointed or hired executive at the Vice President level and awarded 30,000 stock options to a newly appointed or hired Senior or Executive Vice President or above. The stock options are granted at the fair market value of our common stock, vest over 3 years, and have a term of 10 years. We believe stock option awards reinforce the practice of encouraging executives to hold our common stock and closely link executives’ interests with those of our shareholders. Fair market value is determined as the closing price of our common stock listed on the NASDAQ Global Select Market on the date of grant. Each year our executive team reviews all stock option grants and recommends additional stock option awards to our Compensation and Stock Option Plan Committee based upon past achievements and performance. We believe these long-term compensation arrangements are reasonable in relation to executive compensation practices of other similarly-sized companies and other companies within the same industry.

2006 Chief Executive Officer’s Compensation

Our Compensation and Stock Option Plan Committee recommends and approves the compensation package for our Chief Executive Officer. The primary factors of the compensation package for our Chief Executive Officer focus on preset performance goals and the Company’s financial performance. Compensation paid to our Chief Executive Officer for fiscal 2006 is as follows:

(a)	Base salary. Mr. Caster’s annual base salary is based on a number of factors including the Company’s overall performance, attainment of personal performance goals, and achievement of budgeted consolidated financial results, as well as the nature of Mr. Caster’s responsibilities, capabilities, loyalties, and contributions to the Company’s performance. For fiscal year 2006, Mr. Caster’s annual base salary was $660,000 per annum and beginning January 1, 2007, Mr. Caster’s annual base salary was increased to $700,000 per annum.

(b)	Bonus. Mr. Caster participates in our Management Non-Equity Incentive Bonus Plan, pursuant to which bonuses are awarded based upon the attainment of certain performance goals and certain consolidated financial results, as described above. For fiscal year 2006, Mr. Caster was not paid any bonus under our 2006 Management Non-Equity Incentive Bonus Plan as the Company’s financial goals as prescribed in the plan were not achieved. However, our Compensation and Stock Option Plan Committee did approve a discretionary cash bonus of $72,600 for Mr. Caster, based upon his achievement of individual and non-financial performance goals. This discretionary bonus was paid on March 8, 2007.

Our Chief Executive Officers’ Management Non-Equity Incentive bonus for 2007 was changed to include a primary and secondary bonus and is described in the proxy statement in the Management Non-Equity Incentive Bonus Plan section on page 33.

(c)	All other annual compensation. Mr. Caster may participate in our 401(k) plan; however, during 2006, Mr. Caster elected not to participate in our 401(k) Plan. Mr. Caster was also provided with a company-leased vehicle, reimbursed for travel expenses for family members to attend corporate events, and enrolled in health, life, automobile, and disability insurance programs.

(d)	Long-term compensation. Mr. Caster was not granted any stock options in 2006.

$1 Million Pay Deductibility Cap

Under Section 162(m) of the United States Internal Revenue Code, public companies are precluded from receiving a tax deduction on compensation paid to their chief executive officer and the four most highly compensated officers of the company other than the chief executive officer if such officer’s compensation exceeds $1 million, unless the compensation is excluded from the $1 million limit as a result of being classified as performance-based compensation. Currently, our executive officers’ cash compensation levels have not exceeded the $1 million limit, and we do not anticipate exceeding this limit in the near future, and our stock option grants qualify as performance-based compensation under 162(m). Nonetheless, we annually review all of our executive officers’ compensation in light of Section 162(m).

Summary Compensation Table

The following table summarizes the total compensation awarded to our Named Executive Officers in 2006:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Samuel L. Caster	2006	$660,010	$72,600	$197,625	$46,060	$976,295
Chairman of the Board and Chief Executive Officer

Stephen D. Fenstermacher	2006	$300,014	$33,002	$—	$17,615	$350,631
Chief Financial Officer and Senior Vice President

Terry L. Persinger	2006	$371,280	$40,841	$—	$22,487	$434,608
Member of our Board of Directors, President, and Chief Operating Officer

Dr. Robert A. Sinnott	2006	$264,615	$28,600	$71,046	$22,380	$386,641
Chief Science Officer and Senior Vice President

John W. Price	2006	$240,000	$26,400	$69,706	$16,087	$352,193
President of International Operations

(1)	Amounts represent discretionary bonuses paid in March 2007 with respect to 2006 performance.
(2)	Mr. Caster’s stock options were granted under our 2000 stock option plan. Dr. Sinnott’s and Mr. Price’s stock options were granted under our 1998 stock option plan. All of these stock options were granted at fair value on the date of grant. We account for our stock option plans in accordance with Financial Accounting Standards No. 123(R), “Share Based Payments” (“FAS 123(R)”. The dollar amount represents the amount we expensed during 2006 for each Named Executive Officer’s stock option awards.
(3)	All Other Compensation includes an automobile allowance or automobile lease payments, matching contributions to our 401(k) plan, automobile insurance coverage, and travel expenses paid on behalf of each Named Executive Officer, and is as follows:

Name	Year	Automobile Lease Payments ($)	Insurance Premium for Leased Automobile ($)	Company Matching 401(k) Contribution ($)	Travel Expenses(a) ($)	Total All Other Compensation ($)
Samuel L. Caster	2006	$15,855	$1,902	$—	$28,303	$46,060

Stephen D. Fenstermacher	2006	$7,448	$1,731	$7,846	$590	$17,615

Terry L. Persinger	2006	$11,111	$1,795	$8,260	$1,321	$22,487

Dr. Robert A. Sinnott	2006	$13,000	$—	$6,615	$2,765	$22,380

John W. Price	2006	$10,000	$1,795	$4,154	$138	$16,087

(a)	We pay travel-related costs, including airfare, meals and entertainment, for the Named Executive Officers’ family members to travel with them at our company-related events.

Grants of Plan Based Awards

We do not issue stock awards. We granted the following stock options and non-equity incentive plan awards to our Named Executive Officers in 2006:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Target ($)	Maximum ($)	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
Samuel L. Caster	$561,000	$660,000	—	—	$—	$—

Stephen D. Fenstermacher	$195,000	$240,000	—	—	$—	$—

Terry L. Persinger	$278,460	$334,152	—	—	$—	$—

Dr. Robert A. Sinnott	$143,000	$195,000	11/17/06	5,000	$14.99	$74,950

John W. Price	$156,000	$192,000	—	—	$—	$—

(1)	The amounts in these columns reflect the target and maximum payment level under our 2006 Management Non-Equity Incentive Bonus Plan that could have been earned by our Named Executive Officers if we reached the goals outlined in our 2006 Management Non-Equity Incentive Bonus Plan. Payouts range from 30% to 100% of the Named Executive Officer’s annual base salary. The 2006 goals related to our 2006 Management Non-Equity Incentive Bonus Plan were not achieved and thus the Named Executive Officers were not awarded any bonus under our 2006 Management Non-Equity Incentive Bonus Plan. See discussion in the Management Non-Equity Incentive Bonus Plan section on page 33.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information about outstanding option awards held by our Named Executive Officers at December 31, 2006:

Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date
Samuel L. Caster	160,000	40,000	(1)	—	$8.195	November 5, 2008
Stephen D. Fenstermacher	75,000	—		—	$8.00	January 30, 2009
	75,000	—		—	$8.00	October 6, 2009
	50,000	—		—	$2.63	August 22, 2010
	50,000	—		—	$2.69	October 31, 2011

	250,000	—
Terry L. Persinger	50,000	—		—	$2.63	August 22, 2010
	150,000	—		—	$2.69	October 31, 2011

	200,000	—
Dr. Robert A. Sinnott	8,333	16,667	(2)	—	$12.44	August 30, 2015
	—	5,000	(3)	—	$14.99	November 16, 2016

	8,333	21,667
John W. Price	—	16,667	(4)	—	$12.44	August 30, 2015

(1)	These stock options vest on November 6, 2007, the fourth anniversary of the grant date.
(2)	8,333 of the unvested stock options vest on August 31, 2007 and the remaining 8,334 stock options vest on August 31, 2008.
(3)	One-third of the stock options vest on each anniversary of the grant date beginning on November 17, 2007.
(4)	8,333 of the unvested stock options vest on August 31, 2007 and the remaining 8,334 stock options vest on August 31, 2008.

Option Exercises

The following table sets forth certain information concerning the exercise of stock options held by our Named Executive Officers during 2006:

Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)
Samuel L. Caster	—	$—

Stephen D. Fenstermacher	—	$—

Terry L. Persinger	—	$—

Dr. Robert A. Sinnott	—	$—

John W. Price	8,333	$19,083

(1)	Value realized is calculated by multiplying the number of shares acquired by the difference between the market price on the date of exercise and the exercise price of the option.

Executive Employment Agreements

We have entered into employment agreements with certain of our executive officers, including our Named Executive Officers. Pursuant to the terms of the employment agreements, some of our executive officers are entitled to severance in certain events of early termination. In the employment agreements, we have generally agreed to pay relocation expenses for newly-hired executives, provide a leased vehicle or pay a monthly automobile allowance, pay any accrued bonuses, and allow participation in all Company employee benefits plans. In addition, if we terminate the executive’s employment without cause, of it the employment agreement is terminated by the executive for good reason, or due to death, or disability, we are generally obligated to pay severance and any accrued benefits as more specifically set forth below. The following is a description of material terms of the employment agreements with our Named Executive Officers as of December 31, 2006:

Named Executive Officer	Position	Effective Date of Agreement	Expiration Date	2006 Annual Base Salary	2007 Annual Base Salary
Samuel L. Caster	Chief Executive Officer	November 2005	November 2007	$660,000	$700,000
Stephen D. Fenstermacher	Chief Financial Officer and Senior Vice President	June 2006	June 2008	$300,000	$312,015
Terry L. Persinger	Chief Operating Officer and President	November 2006	June 2008	$372,000	$390,000
Robert A. Sinnott	Chief Science Officer and Senior Vice President	August 2005	August 2007	$260,000	$300,000
John W. Price	President of International Operations	August 2005	August 2007	$240,000	$247,200

In January 2006, we entered into a two-year employment agreement with Mr. Samuel L. Caster, our Chief Executive Officer. Pursuant to the terms of the employment agreement, we agreed to increase Mr. Caster’s annual base salary from $600,000 to $660,000 and provide a leased vehicle. In January 2007, we increased Mr. Caster’s annual base salary to $700,000. Mr. Caster is also eligible to participate in our Management Non-Equity Incentive Bonus Plan and in all employee benefits available to other Company employees.

In June 2006, we entered into a two-year employment agreement with Mr. Stephen D. Fenstermacher, our Senior Vice President and Chief Financial Officer. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Fenstermacher an annual base salary of $300,000, provide a leased vehicle, and allow participation in our Management Non-Equity Incentive Bonus Program and in all employee benefits available to other Company employees. In January 2007, we increased Mr. Fenstermacher’s annual base salary to $312,015.

Effective January 1, 2006, we agreed to increase the annual base salary of Terry L. Persinger, our President, Chief Operating Officer, and board member, from $357,000 to $372,000. In November 2006, we entered into a fourth amendment to Mr. Persinger’s employment agreement, which extended the term of Mr. Persinger’s employment to June 2008. In January 2007, we increased Mr. Persinger’s annual base salary to $390,000. Pursuant to the employment agreement, we have agreed to provide a leased vehicle and allow participation in the Management Non-Equity Incentive Bonus Plan and in all employee benefits available to other Company employees.

Effective August 2005, we entered into a two-year employment agreement with Dr. Robert A. Sinnott, our Chief Science Officer and Vice President. Pursuant to the terms of the employment agreement, we agreed to pay Dr. Sinnott an annual base salary of $260,000, pay him a monthly automobile allowance of $1,000, and allow participation in our Management Non-Equity Incentive Bonus Plan and in all employee benefits available to other Company employees. In addition, we agreed to grant Dr. Sinnott 25,000 stock options at an exercise price per share of $12.44 under our 1998 Stock Option Plan. In November 2006, Dr. Sinnott was promoted to Senior Vice President and granted 5,000 stock options at an exercise price per share of $14.99 under our 2000 Stock Option Plan. In January 2007, we increased Dr. Sinnott’s annual base salary to $300,000.

In August 2005, we entered into a two-year employment agreement with Mr. John W. Price, our President of International Operations. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Price an annual base salary of $240,000, provide a leased vehicle and allow participation in our Management Non-Equity Incentive Bonus Plan and in all employee benefits available to other Company employees. In addition, we agreed to grant Mr. Price 25,000 stock options at an exercise price per share of $12.44 under our 2000 Stock Option Plan and reimburse Mr. Price for relocation expenses of approximately $30,000. In January 2007, we increased Mr. Prices’ annual base salary to $247,200.

Potential Payments Upon Termination or Change in Control

Each of our employment agreements with our Named Executive Officers provides for certain payment and benefits in certain events of early termination or non-renewal. However, none of these employment agreements requires payments upon a change in control of the Company. Although we do not have any current plans to terminate any of these employment agreements, the following discussion summarizes our payment obligations to our Named Executive Officers upon termination assuming such termination occurred on December 31, 2006:

Samuel L. Caster – Chief Executive Officer

Under the terms of Mr. Samuel L. Caster’s employment agreement, if we terminate Mr. Caster for cause, or he resigns without good reason, dies, or we do not renew his employment agreement, Mr. Caster is entitled to (i) any base salary earned and not yet paid through the termination date, (ii) any annual or other bonus, or any portion thereof, earned and not yet paid through the termination date, (iii) all reimbursable expenses due but not yet paid through the termination date, (iv) all earned or vested benefits, and (v) an amount equal to all accrued and unused vacation. Under the terms of the employment agreement, if we terminate Mr. Caster without cause, or if he resigns for good reason, or becomes incapacitated, we are obligated to pay all amounts detailed in the preceding sentence plus a severance amount equal to the greater of (x) the amount of his base salary due over the remainder of the current term of his employment agreement, or (y) one year’s annual base salary under his employment agreement. Under the employment agreement, a termination for cause means (A) we determined that Mr. Caster materially neglected, failed, or refused to render the services or to perform any other of his duties or obligations under his employment agreement, (B) Mr. Caster’s material violation of any provision or obligation under his employment agreement, (C) Mr. Caster’s conviction of, or plea of no contest with respect to, any felony or other crime that adversely affects his services to the Company, or (D) any other act or omission of Mr. Caster involving fraud, theft dishonesty, disloyalty, or illegality that harms or embarrasses the Company. As of December 31, 2006, Mr. Caster’s annual base salary was $660,000, his discretionary accrued bonus was $72,600, and his employment agreement will expire on December 31, 2007.

The following table shows the potential payments upon termination of Mr. Caster’s employment under the circumstances described above assuming such termination occurred on December 31, 2006:

Executive Benefits and Payments Upon Separation	Cash Severance
Termination With Cause	$—
Termination Without Cause	$660,000
Resignation for Good Reason	$660,000
Resignation Without Good Reason	$—
Disability	$660,000
Death	$—

Stephen D. Fenstermacher – Chief Financial Officer and Senior Vice President

Under the terms of the employment agreement, if we terminate Mr. Stephen D. Fenstermacher for cause, if he resigns without good reason, dies, or the employment agreement is not renewed, Mr. Fenstermacher is entitled to (i) any remaining base salary earned and not yet paid through the termination date, (ii) any annual or other bonus, or any portion thereof, earned and not yet paid through the termination date, (iii) all reimbursable expenses due but not yet paid through the termination date, (iv) all earned or vested benefits, and (v) an amount equal to all accrued and unused vacation. Under the terms of the employment agreement, if we terminate Mr. Fenstermacher without cause, he resigns for good reason, or becomes incapacitated, we are obligated to pay all amounts detailed in the preceding sentence plus severance pay equal to the greater of (x) the amount of his annual base salary due over the remainder of the current term of his employment agreement, or (y) one year’s annual base salary under his employment agreement. Under the employment agreement, a termination for “cause” means (A) we determined that Mr. Fenstermacher has materially neglected, failed, or refused to render the services or to perform any other of his duties or obligations under his employment agreement, (B) Mr. Fenstermacher’s material violation of any provision or obligation under his employment agreement, (C) Mr. Fenstermacher’s conviction of, or plea of no contest with respect to, any felony or other crime that adversely affects Mr. Fenstermacher’s services to the Company, or (D) any other act or omission of Mr. Fenstermacher involving fraud, theft dishonesty, disloyalty, or illegality that harms or embarrasses the Company. Mr. Fenstermacher may resign for “good reason” if the Company (W) denies any compensation due under his employment agreement, (X) requires him to be based outside of Dallas County, Texas, (Y) decreases his title or pay or removes a material portion of his significant duties or responsibilities without his consent, or (Z) breaches his employment agreement. As of December 31, 2006, Mr. Fenstermacher’s annual base salary was $300,000, his discretionary accrued bonus was $33,002, and his employment agreement will expire on June 13, 2008.

The following table shows the potential payments upon termination of Mr. Fenstermacher’s employment under the circumstances described above assuming such termination occurred on December 31, 2006:

Executive Benefits and Payments Upon Separation	Cash Severance
Termination With Cause	$—
Termination Without Cause	$—
Resignation for Good Reason	$450,000
Resignation Without Good Reason	$—
Disability	$450,000
Death	$—
Non-Renewal of his Employment Agreement	$—

Terry L. Persinger – President and Chief Operating Officer

Under the terms of the employment agreement, if we terminate Mr. Terry L. Persinger for any reason, Mr. Persinger is entitled to (i) his annual base salary, paid on the usual and customary pay dates paid by us, through June 30, 2008, (ii) all earned or vested benefits, including stock options, and (iii) any annual or other bonus, or any portion thereof, earned and not yet paid through the termination date. As of December 31, 2006, Mr. Persinger’s annual base salary was $372,000, his discretionary accrued bonus was $40,841, and his employment agreement will expire on June 30, 2008.

The following table shows the potential payments upon termination of Mr. Persinger’s employment under the circumstances described above assuming such termination occurred on December 31, 2006:

Executive Benefits and Payments Upon Separation	Cash Severance
Termination For Any Reason	$—

Dr. Robert A. Sinnott – Chief Science Officer and Senior Vice President

Under the terms of the employment agreement, if Dr. Robert A. Sinnott’s employment agreement is terminated, Dr. Sinnott is entitled to (i) any remaining base salary earned and not yet paid through the termination date, (ii) any annual or other bonus, or any portion thereof, earned and not yet paid through the termination date, (iii) all reimbursable expenses due but not yet paid through the termination date, (iv) all earned or vested benefits, and (v) and an amount equal to all accrued and unused vacation. Dr. Sinnott is not entitled to any further severance payment. As of December 31, 2006, Dr. Sinnott’s annual base salary was $260,000, his discretionary accrued bonus was $28,600, and his employment agreement will expire on August 30, 2007.

The following table shows the potential payments upon termination of Dr. Sinnott’s employment under the circumstances described above assuming such termination occurred on December 31, 2006:

Executive Benefits and Payments Upon Separation	Cash Severance
Termination For Any Reason	$—

John W. Price – President of International Operations

Under the terms of the employment agreement, if we terminate Mr. John W. Price without cause or due to death or disability, Mr. Price is entitled to (i) any remaining base salary earned and not yet paid through the termination date, (ii) any annual or other bonus, or any portion thereof, earned and not yet paid through the termination date, (iii) all reimbursable expenses due but not yet paid through the termination date, and (iv) all earned or vested benefits under his employment agreement for a period of one year following the last date of his employment. If we terminate Mr. Price without cause or we fail to renew his employment agreement or fail to give notice of non-renewal of the employment agreement, we are obligated to pay Mr. Price one year’s annual base salary under his employment agreement. Under his employment agreement, a termination for cause means (A) we determined that Mr. Price has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under his employment agreement, (B) Mr. Price’s violation of any provision or obligation under his employment agreement, (C) Mr. Price’s indictment for, or plea of no contest with respect to, any crime that adversely affects the utility of his services to the Company, or (D) any other act or omission of Mr. Price involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses the Company. As of December 31, 2006, Mr. Price’s annual base salary was $240,000, his discretionary accrued bonus was $26,400, and his employment agreement will expire on August 30, 2007.

The following table shows the potential payments upon termination of Mr. Price’s employment under the circumstances described above assuming such termination occurred on December 31, 2006:

Executive Benefits and Payments Upon Separation	Cash Severance
Termination With Cause	$—
Termination Without Cause	$240,000
Disability	$—
Death	$—

Management Non-Equity Incentive Bonus Plan

Pursuant to our Management Non-Equity Incentive Bonus Plan for 2006, all of our executives, including our Named Executive Officers were eligible to receive annual performance bonuses in addition to their annual base salaries. Our Compensation and Stock Option Plan Committee is responsible for reviewing and approving all bonuses. Under our 2006 Management Non-Equity Incentive Bonus Plan, Named Executive Officers could earn an annual performance bonus for obtaining specific personalized goals and achieving certain consolidated financial results, which were certified by our independent registered public accounting firm. Any earned bonuses were to be paid by March 15th of the following year.

Our Management Non-Equity Incentive Bonus Plan for 2006 contained financial growth targets for sales and profit, which exceeded the actual results achieved for the year. Upon achievement of these incentive targets our Named Executive Officers would have earned bonus payments ranging from 55% to 100% of their annual base salary depending upon their specific position within the Company. Our Compensation and Stock Option Plan Committee evaluated the shortfalls in sales and profit targets and also reviewed the actual annual sales and earnings increases compared to 2005, as well as assessed the effects on the business related to a series of external events and a number of major projects underway, including the continuing configuration of the integrated computer system internally referred to as GlobalView.

Consideration of these additional factors resulted in the decision of the Compensation and Stock Option Plan Committee not to award any bonus under our 2006 Management Non-Equity Incentive Bonus Plan. However, in recognition of our Named Executive Officers’ efforts, other achievements, and the actual increases in the Company’s annual sales and earnings of 5.3% and 15.5%, respectively, the Compensation and Stock Option Plan Committee agreed to award discretionary cash bonuses to our Named Executive Officers equal to 11% of their respective annual base salaries.

In 2007, we changed our Management Non-Equity Incentive Bonus Plan (the “2007 Bonus Plan”) to offer both a primary motivation and a secondary retention bonus to our team of executives, including our Named Executive Officers. The 2007 Bonus Plan bonuses continue to be based upon obtaining specific personalized goals and achieving certain consolidated financial results, which are certified by our independent registered public accounting firm. However, if these goals are achieved our Named Executive Officers will earn a primary bonus ranging from 40% to 70% of their annual base salary, depending on their executive position within the Company. In addition, our Named Executive Officers will also earn a secondary bonus from 12.5% to 70% of their annual base salary, depending on their executive position within the Company. The secondary bonus earned is based upon the same criteria as the primary bonus but increases ratably relative to the incremental profit results reports, and is capped at an amount equal to the primary bonus. The secondary bonus is paid out over four years.

Equity Compensation Plan Information

We use our stock option plans to encourage investment by our officers, employees, and non-employee directors in shares of our common stock so they will have an increased vested interest in and greater concern for our welfare.

Stock options granted under our stock option plans may be either incentive stock options or non-qualified stock options. Incentive stock options may be granted under our stock option plans to any person who is an employee of the Company or any parent or subsidiary that may exist in the future. The exercise price of incentive stock options and non-qualified stock options must equal the approximate fair market value of a share of our common stock on the date of grant. Incentive stock options granted to persons owning more than 5% of our common stock are required to be awarded at an exercise price of at least 110% of the fair market value of the price of our common stock on the date of grant and can be awarded for a term not to exceed five years.

Our stock option plans may be canceled by our Board of Directors at any time without approval from our shareholders. Material amendments to our stock option plans require approval by our shareholders as required by the marketplace rules of the NASDAQ. Our Board of Directors may not take any action without the approval of our shareholders that affects options previously granted under our stock option plans.

We had 3 stock option plans in existence as of December 31, 2006, which were as follows:

•

In May 1997, our Board of Directors approved our 1997 Stock Option Plan (the “1997 Plan”), which provides incentive stock options to employees and non-qualified stock options to employees, directors, and consultants. We reserved 2,000,000 shares of our common stock for issuance under our 1997 Plan. No stock option granted under this plan will remain exercisable later than ten years after the date of grant. As of December 31, 2006, the 1997 Plan had 6,960 stock options available for grant before the plan expires in May 2007.

•

In May 1998, our Board of Directors approved our 1998 Stock Option Plan (the “1998 Plan”), which provides incentive and non-qualified stock options to employees. We reserved 1,000,000 shares of our common stock for issuance pursuant to the stock options granted under our 1998 Plan. No stock option granted under this plan will remain exercisable later than ten years after the date of grant. As of December 31, 2006, the 1998 Plan had 94,500 stock options available for grant before the plan expires in May 2008.

•

In June 2000, our Board of Directors approved our 2000 Stock Option Plan (the “2000 Plan”), which provides incentive and non-qualified stock options to employees and non-employees. We reserved 2,000,000 shares of our common stock for issuance pursuant to the stock options granted under our 2000 Plan. No stock option granted under this plan will remain exercisable later than ten years after the date of grant. As of December 31, 2006, the 2000 Plan had 159,227 stock options available for grant before the plan expires in June 2010.

•

In February 2007, our Board of Directors approved our 2007 Stock Incentive Plan (the “2007 Plan”), which reserves for issuance up to 1,000,000 shares of our common stock for incentive and non-qualified stock options, and restricted stock to our employees, directors, and consultants. Currently, we do not have any plans to award any restricted stock to any of our employees, board members or consultants. The 2007 Plan is subject to approval by our shareholders at our Annual Shareholders Meeting, to be held on June 14, 2007.

During 2006, we granted 5,000 stock options to Dr. Robert A. Sinnott on November 17, 2006 in recognition of his promotion to Senior Vice President. The stock options have an exercise price of $14.99 per share, vest over 3 years, and expire on November 16, 2016.

The following table sets forth information regarding our common stock that may be issued upon the exercise of stock options and other rights granted to employees, consultants, or directors under all of our existing equity compensation plans as of April 9, 2007:

Plan Category	Number of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Common Stock Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by our shareholders	1,198,985	$7.13	271,808
Equity compensation plans not approved by our shareholders(2)	1,000,000	—	1,000,000

Total	2,198,985	$7.13	1,271,808

(1)	Excludes common stock reflected in the Number of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights column.
(2)	The 2007 Plan is to be approved by our shareholders at our Annual Shareholders’ Meeting to be held on June 14, 2007.

Our Compensation and Stock Option Plan Committee has full and final authority in its discretion, subject to provisions of our stock option plans, to determine, among other things:

•	the individuals to whom options shall be granted;

•	whether the option granted shall be an incentive stock option or a non-qualified stock option;

•	the number of shares of common stock covered by each option;

•	the time or times at which options will be granted;

•	the option vesting schedule;

•	the exercise price of the option;

•	the duration of the options granted;

•	whether to prescribe, amend and rescind rules or regulations relating to our stock option plans;

•	whether to accelerate or defer (with the consent of the optionee) the exercise date of any option; and

•	whether to authorize any person to execute on our behalf any instrument required to effectuate the grant of an option previously granted by our Board of Directors.

401(k) Plan

On May 9, 1997, we adopted a 401(k) Pre-tax Savings Plan. All full time employees who have been employed by us for at least three months and are at least 21 years of age are eligible to participate in our 401(k) Plan. During 2006, employees were allowed to contribute to our 401(k) Plan up to the maximum annual limit of their current annual compensation, as statutorily prescribed. During 2006, we made regular matching contributions to our 401(k) Plan in the amount of $0.50 for each $1.00 contributed by a participating employee up to a maximum of 6% of the participant’s annual salary. The 401(k) Plan also allows us to make discretionary profit-sharing contributions to our 401(k) Plan each year based upon our profit. We did not make any profit-sharing contributions in 2006. Employee contributions and our matching contributions are paid to a corporate trustee and are invested as directed by the participant. Our contributions to our 401(k) Plan vest over five years or earlier if the participant retires at age 65, becomes disabled, or dies. Payments to participants may be made in the case of financial hardship, and distributions may be made in a lump sum. Our 401(k) Plan is intended to qualify under Section 401of the United States Internal Revenue Code of 1986, so that contributions made by employees or by us to our 401(k) Plan, and income earned on these contributions, are not taxable to our employees until withdrawn from the 401(k) Plan.

WITH RESPECT TO ANY FUTURE FILINGS WITH THE SEC INTO WHICH THIS PROXY STATEMENT IS INCORPORATED BY REFERENCE, THE FOLLOWING MATERIAL UNDER THE HEADINGS “REPORT OF THE COMPANY’S COMPENSATION AND STOCK OPTION PLAN COMMITTEE”AND “REPORT OF THE COMPANY’S AUDIT COMMITTEE” SHALL NOT BE INCORPORATED BY REFERENCE INTO SUCH FILINGS NOR SHALL IT BE DEEMED FILED WITH THE SEC UNDER THE SECURIITES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

REPORT OF THE COMPANY’S COMPENSATION AND STOCK OPTION PLAN COMMITTEE

The Company’s Compensation and Stock Option Plan Committee of its Board of Directors has reviewed the Company’s Compensation Discussion and Analysis and discussed that Analysis with the Company’s management. Based on its review and discussions with Company management, the Compensation and Stock Option Plan Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on its Form 10-K for 2006 and its 2007 proxy statement. This Report is provided by the following independent directors, who comprise the Compensation and Stock Option Plan Committee:

The Compensation and Stock Option Plan Committee

Alan D. Kennedy, Chairman
Gerald E. Gilbert
Larry A. Jobe
Patricia A. Wier

Compensation of Directors

We compensate our non-employee members of our Board of Directors for serving and participating on our Board, for chairing committees, and for attending our Board and Committee meetings. Compensation paid to our non-employee Directors during 2006 is as follows:

	Board Member		Audit	Compensation and Stock Option Plan	Nominating and Governance	Compliance	Science	Special Litigation
Chairman fee (1)	$—		$20,000	$7,500	$7,500	$7,500	$20,000	$7,500
Lead Director fee (1)	$100,000		$—	$—	$—	$—	$—	$—
Independent Director retainer (1)	$35,000		$—	$—	$—	$—	$—	$—
In-person meeting fee	$1,500		$1,500	$1,500	$1,500	$1,500	$1,500	$1,500
Telephonic meeting fee	$500		$500	$500	$500	$500	$500	$500
Re-elected board members	$150,000	(2)	$—	$—	$—	$—	$—	$—

(1)	The Chairman, Lead Director, and Director retainers are paid monthly during the calendar year.
(2)	Each non-employee board member re-elected, by our shareholders, to our Board of Directors will be granted $150,000 worth of stock options. The stock options are priced on the date of grant and expire in ten years. One-third of the stock options vest on the date of grant, with another one-third of the stock options vesting on the second anniversary date of the grant, and the remaining one-third of the stock options vesting on the third anniversary date of the grant.

All board members are reimbursed for any reasonable out-of-pocket travel expenses in connection with their travel to and attendance at any of our Board of Directors’ meetings or committee meetings.

Stock Ownership Guidelines

In order to demonstrate to our shareholders and the investment community that our management is personally committed to our success, our independent directors are subject to equity ownership requirements. Each of our independent directors is required to own shares of the Company’s stock equal in value to three times their annual board retainer within two years from the date of the director’s election or re-election to our Board of Directors. Because the current annual board retainer is $35,000, each independent director is required to hold $105,000 worth of our common stock by the compliance deadline applicable for each director. The value of common stock owned by a director is based upon the purchase price paid by each director for such shares of common stock. A summary of each independent director’s stock ownership as of April 9, 2007 and each independent director’s applicable compliance deadlines are summarized below:

Board Member	Date Required to be in Compliance	Total Value of Qualifying Shares Held(1)
Professor John Axford	June 12, 2007	$—
Gerald E. Gilbert	June 11, 2008	$280,250
Larry A. Jobe	June 11,2008	$66,693
Alan D. Kennedy	June 12, 2007	$85,900
Patricia A. Wier	June 13, 2009	$61,830

(1)	If the Board member is not in compliance by the date required, the Board member will be asked to resign from our Board of Directors.

Messrs. Caster and Persinger are members of our Board of Directors and are also employees who do not receive any compensation for their services as directors. The compensation paid to Messrs. Caster and Persinger is shown in the Summary Compensation Table on page 28. The table below summarizes the compensation paid during 2006 to the remaining seven directors, who are non-employee Directors:

Director(1)	Fees Earned or Paid in Cash	Option Awards(2)(6)	All Other Compensation		Total
Professor John S. Axford	$72,500	$30,659	$72,512	(3)	$175,671
J. Stanley Fredrick	$146,667	$—	$236,731	(4)	$383,398
Gerald E. Gilbert	$131,475	$33,721	$—		$165,196
Larry A. Jobe	$83,712	$66,816	$—		$150,528
Alan D. Kennedy	$110,582	$30,659	$—		$141,241
Marlin Ray Robbins	$18,500	$15,120	$3,450,260	(5)	$3,483,880
Patricia A. Wier	$115,000	$40,988	$—		$155,988

(1)	We did not grant stock awards to our directors or offer any pension or deferred compensation plan to our directors.
(2)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2006.
(3)	We paid Professor Axford $16,500 for consulting fees and reimbursed him for $56,012 in travel expenses related to speaking at our corporate-related events and attending our Board of Director and committee meetings.
(4)	We paid Mr. Fredrick $185,000 for consulting fees and reimbursed him $21,731 for travel expenses related to trips and meetings attended on behalf of the Company. In addition, we provide Mr. Fredrick office space and use of an Executive Assistant at our corporate office.
(5)	Mr. Robbins holds positions in our associate global downline network-marketing system and we paid him commissions of $3.4 million. In addition, we reimbursed Mr. Robbins $90,097 for travel expenses related to trips and meetings attended on behalf of the Company. Further, we provide Mr. Robbins occasional use of office space and use of an Executive Assistant at our corporate office.
(6)	The aggregate number of stock options held by each of our non-employee directors as of December 31, 2006 is as follows:

Director	Grant Date	Aggregate Number of Shares Underlying Outstanding Stock Options	Exercise Price Per Share	Grant Date Fair Value of Option Awards	Calculated Fair Value Price Per Share	Fair Value of Option Awards Recognized in 2006(a)
Professor John S. Axford	April 7, 2005	2,000	$20.64	$28,440	$14.22	$—
	July 15, 2005	10,167	$17.05	$116,514	$11.46	$30,659

		12,167		$144,954		$30,659
Gerald E. Gilbert	June 2, 2003	16,667	$3.49	$44,668	$2.68	$18,601
	April 7, 2005	2,000	$20.64	$28,440	$14.22	$—
	July 15, 2005	2,141	$17.05	$24,536	$11.46	$—
	June 12, 2006	11,150	$11.21	$54,373	$4.88	$15,120

		31,958		$152,017		$33,721
Larry A. Jobe	January 4, 2006	25,000	$12.23	$129,658	$5.19	$64,296
	June 12, 2006	1,858	$11.21	$9,061	$4.88	$2,520

		26,858		$138,719		$66,816
Alan D. Kennedy	June 4, 2002	16,000	$2.50	$31,664	$1.98	$—
	April 7, 2005	2,000	$20.64	$28,440	$14.22	$—
	July 15, 2005	10,167	$17.05	$116,514	$11.46	$30,659

		28,167		$176,618		$30,659
Marlin Ray Robbins	June 12, 2006	11,150	$11.21	$54,373	$4.88	$15,120
Patricia A. Wier	November 6, 2003	25,000	$7.45	$145,250	$5.81	$40,988
	April 7, 2005	2,000	$20.64	$28,440	$14.22	$—
	July 15, 2005	2,141	$17.05	$24,536	$11.46	$—

		29,141		$198,226		$40,988

(a)	Represents the calculated stock-based compensation expense recognized in our financial statements for the fair value of the option awards in accordance with FAS 123(R).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 9, 2007 by (a) each person known by us to beneficially own 5% or more of our outstanding shares of common stock, (b) each of our Directors and the “Named Executive Officers,” and (c) all of our current directors and executive officers as a group.

Name	Number of Outstanding Shares		Number of Shares Underlying Options (2)	Total Number of Outstanding Shares and Shares Underlying Options (1) (2)	% of Class Outstanding(2)
Samuel L. Caster(3)	5,463,116	(4)	160,000	5,623,116	21.2%
J. Stanley Fredrick (3)(4)	3,150,000	(5)	—	3,150,000	11.9%
Marlin Ray Robbins (3)	2,033,330	(6)	3,717	2,037,047	7.7%
Stephen D. Fenstermacher	2,000		250,000	252,000	0.9%
Terry L. Persinger	10,000		200,000	210,000	0.8%
Alan D. Kennedy	34,100	(7)	22,816	56,916	0.2%
Cynthia L. Tysinger	50,625		—	50,625	0.2%
Gerald E. Gilbert	25,000		24,525	49,525	0.2%
Patricia A. Wier	5,000	(8)	29,141	34,141	0.1%
Larry A. Jobe	5,000		8,952	13,952	0.1%
John W. Price	8,333		—	8,333	*
Dr. Robert A. Sinnott	—		8,333	8,333	*
Professor John S. Axford	—		6,816	6,816	*
All 15 executive officers and directors as a group	10,786,504		714,300	11,500,804	43.5%

*	Owns less than 0.1% of our outstanding common stock.
(1)	The information contained in this table with respect to beneficial ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.
(2)	Shares of our common stock subject to stock options, warrants, or any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of April 9, 2007 are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity.
(3)	Messrs. Caster, Fredrick, and Robbins each beneficially own more than 5% of our common stock and maintain offices at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.
(4)	Mr. Caster has pledged 5.3 million of his common stock held as collateral for a loan.
(5)	Includes 1,900,000 shares of our common stock directly held by Mr. Fredrick and 1,250,000 shares of our common stock held through JSF Resources LTD partnership.
(6)	Mr. Robbins has pledged 1.9 million of his common stock held as collateral for two loans.
(7)	Includes 33,100 shares of our common stock directly held by Mr. Kennedy and 1,000 shares of our common stock held through Kennedy Trust.
(8)	Includes 4,000 shares of our common stock directly held by Mrs. Wier and 1,000 shares of our common stock held by Mrs. Wier’s husband.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreement with J. Stanley Fredrick

In November 2003, we entered into a Lock-Up Agreement whereby we agreed to pay Mr. J. Stanley Fredrick $185,000 per year not to sell or transfer his shares to an outside party unless approved by our Board of Directors. In June 2004, our Board of Directors authorized Mr. Fredrick to sell up to 350,000 shares of his stock and as a result, during 2004, Mr. Fredrick sold 350,000 shares of his common stock in the open market. In December 2006, Mr. Fredrick transferred 1,250,000 shares of his Mannatech stock to a family partnership, JSF Resources LTD, for estate planning purposes. As of December 31, 2006, Mr. Fredrick beneficially owned 3,150,000 shares of our common stock.

In November 2003, we also agreed to pay Mr. Fredrick $100,000 annually to act as our Lead Director for our Board of Directors. In 2006, we agreed to pay Mr. Fredrick for attendance at our Board of Directors and committee meetings. During 2006, Mr. Fredrick was paid a total of $146,667 related to attendance at our Board and committee meetings.

Agreement with Fredrick Media, LLC

On November 16, 2005, we entered into a consulting services agreement with Fredrick Media, LLC, which is owned by Mr. Landen Fredrick, the son of Mr. J. Stanley Fredrick. Through May 2006, we paid Fredrick Media, LLC approximately $0.1 million related to this consulting agreement and then terminated the consulting agreement and hired Mr. Landen Fredrick as our Senior Director of Associate Initiatives.

Consulting Fees with Professor Axford and Clinical Studies with St. George’s Hospital

St. George’s Hospital & Medical School employs Professor John Axford, and is located in London, England. Professor Axford serves as the Principal Investigator in our funded clinical trials for St. George’s Hospital & Medical School. In October 2002, we signed a three-year agreement with St. George’s Hospital & Medical School to fund a grant for $148,000 to help fund a clinical trial. In June 2004, we signed a second three-year agreement with St. George’s Hospital & Medical School to fund research costs totaling $0.7 million related to another clinical trial involving one of our products. At December 31, 2006, we accrued fees to St. George’s Hospital & Medical School of $0.2 million related to these two clinical studies.

In January 2007, we entered into a third agreement with St. Georges Hospital & Medical School to help fund costs totaling $0.4 million related to a three-year clinical trial called “Ambrotose® Dosing and Optimization Studies.” Professor Axford will also serve as the Principal Investigator for this clinical study.

In April 2006, we entered into a one year Letter of Understanding with Professor Axford. In March 2007, we extended this agreement for an additional year. Under the terms of the agreement, we agreed to pay Professor Axford $1,500 a day for fees associated with speaking or acting as a spokesman at any of our company-sponsored events. During 2006, we paid Professor Axford $34,000 related to this agreement.

Agreements with Dr. Bill McAnalley

On August 7, 2005, the two-year employment agreement with Dr. Bill McAnalley, who served as our Chief Science Officer, expired. As a result, we entered into a Release Agreement and a one-year Consulting Agreement, in which we were required to pay Dr. McAnalley a total of $0.9 million. In August 2006, we extended the original Consulting Agreement to reduce the monthly payments and extend the agreement terms through August 8, 2007. During 2006, we paid Dr. McAnalley $0.5 million in connection with this agreement.

In August 2003, we also entered into a Long-Term Post-Employment Royalty Agreement with Dr. McAnalley, pursuant to which we are required to pay Dr. McAnalley or his heirs’ royalties for ten years, beginning September 2005 through August 2015. Quarterly payments related to this Long-Term Post-Employment Royalty Agreement are based on certain applicable annual global product sales, in excess of $105.4 million. At the time we entered into this Long-Term Post-Employment Royalty Agreement, it was considered a post-employment benefit and we were required to measure and accrue the present value of the estimated future royalty payments related to the post-employment royalty benefit and recognize it over the life of Dr. McAnalley’s employment agreement, which was 2 years. As of December 31, 2006, we accrued $3.3 million related to this Royalty Agreement, of which $0.5 million was currently due and included in accrued expenses at December 31, 2006.

Certain Transactions with MannaRelief Ministries

Mr. Samuel Caster founded MannaRelief in 1999 and has served as its Chairman since inception. Defined under the United States Internal Revenue Code, MannaRelief is a 501(c)(3) charitable organization that provides charitable services for children. Donald Herndon, our Vice President of Field Services, also serves on MannaRelief’s board of directors. Mr. Herndon is the brother-in-law of Mr. Caster and the brother-in-law of Terry L. Persinger, who is our President and Chief Operating Officer and a member of our Board of Directors.

Historically, we have made cash donations to MannaRelief, sold products to MannaRelief at cost plus shipping and handling charges, and shipped products purchased by MannaRelief to its chosen recipients. In addition, certain of our employees and consultants periodically volunteer to work or host various fund raising projects and events for MannaRelief at no cost to MannaRelief. During 2006, we made cash donations of $0.7 million and sold $1.4 million of products to MannaRelief, at cost plus shipping and handling.

Certain Transactions with Ray Robbins

Mr. Ray Robbins is a member of our Board of Directors and a major shareholder. Mr. Robbins holds four positions in our associate global downline network-marketing system related to the cancellation of an agreement with Mr. Robbins in June 1999. Mr. Robbins also holds other positions in our associate global downline network-marketing system. We pay commissions and incentives to our independent associates and during 2006, we paid commissions and incentives to Mr. Robbins totaling $3.4 million. In addition, several of Mr. Robbin’s family members are independent associates and were paid associate commissions and earned incentives of approximately $0.6 million in the aggregate during 2006. All commissions and incentives paid to Mr. Robbins and his family members were paid in accordance with our global associate career and compensation plan.

Review and Approval of Related Party Transactions

Our Audit Committee reviews all relationships and transactions, including relationships and transactions with our directors, director nominees, executive officers and their immediate family members, as well as holders known by us to own more than 5% of any class of our voting securities and their family members, who have a direct or indirect material interest. In approving or rejecting such proposed transactions, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee.

REPORT OF THE COMPANY’S AUDIT COMMITTEE

Our purpose is to assist the Company’s Board of Directors in overseeing its financial reporting, internal controls, and audit functions. Mrs. Patricia A. Wier served as Chairman from October 2003 until February 2007 when Mr. Larry A. Jobe began serving as Chairman. Mrs. Wier continues to serve as a member of this committee. Mr. Jobe is designated as the financial expert of the Audit Committee, as determined by the Board of Directors. Other members include Messrs. Gerald E. Gilbert and Alan D. Kennedy. The Company’s Board of Directors has determined that each of the Audit Committee’s members meet the independence and financial literacy requirements for purposes of serving on such committee under applicable rules of NASDAQ and SEC. We operate under a written charter adopted by the Company’s Board of Directors. We review and address the adequacy of our charter on an annual basis. On March 20, 2006, certain responsibilities related to compliance with securities laws were delegated to the Company’s Qualified Legal Compliance Committee. However, on April 26, 2007, these responsibilities were re-assigned to the Audit Committee. See our Amended Audit Committee Charter, which is included as Appendix B and posted on the Company’s corporate website www.mannatech.com.

We are responsible for reviewing the Company’s consolidated financial statements, its systems of internal controls, and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing its consolidated financial statements in accordance with generally accepted auditing standards of the United States of America. Our activities are in no way designed to supersede or alter our responsibilities or the responsibilities of the Company’s independent registered public accounting firm. We assist the Company’s Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the Company’s accounting, auditing, and reporting practices, and such other duties as directed by the Company’s Board of Directors. Our role does not provide any special assurances with regard to the Company’s consolidated financial statements, nor does it involve a professional evaluation of the quality of audits performed by the Company’s independent registered public accounting firm. We strengthened our ability to assist the Company’s Board of Directors, and formed a subcommittee called the Disclosure Committee. The Disclosure Committee is comprised of 16 high level employee officers who report to us and the Company’s Chief Executive Officer and Chief Financial Officer. The Disclosure Committee is responsible for reviewing all of the Company’s filings with the United States Securities and Exchange Commission. We have furnished the Company’s Board of Directors with the following report:

We have reviewed and discussed with the Company’s management their consolidated audited financial statements as of and for the year ended December 31, 2006, and the certification process required by the Sarbanes-Oxley Act of 2002. The Company has represented to us that its consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also discussed the following with the Company’s independent registered public accounting firm: (1) the auditor’s responsibilities, (2) any significant issues arising during the audit, and (3) other matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement on Auditing Standards No. 90, “Communications with Audit Committees.” We received the written disclosures and the letter from its independent registered public accounting firm required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended. We have discussed with the Company’s independent registered public accounting firm the accounting firm’s independence from Company management. In addition, we have discussed the adequacy of the Company’s disclosure controls and internal control over financial reporting with the Company’s independent registered public accounting firm and its management.

Based on the review and discussions referred to above, we recommended to the Company’s Board of Directors, and the Company’s Board subsequently approved, that the Company’s year-end audited consolidated financial statements be included in the Company’s 2006 Annual Report on its Form 10-K for the year ended December 31, 2006 for filing with the United States Securities and Exchange Commission.

The Audit Committee

Larry A. Jobe, Chairman
Gerald E. Gilbert
Alan D. Kennedy
Patricia A. Wier

OTHER MATTERS

Our Board of Directors does not know of any other matters that are to be presented for action at our 2007 Annual Shareholders’ Meeting. However, if any other matters properly come before our 2007 Annual Shareholders’ Meeting or any adjournments or postponements thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

ADDITIONAL INFORMATION AVAILABLE

ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF OUR 2006 ANNUAL SHAREHOLDERS’ REPORT, WHICH INCLUDES CERTAIN INFORMATION THAT WAS CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K. OUR ANNUAL SHAREHOLDERS’ REPORT AND OUR ANNUAL REPORT ON FORM 10-K DO NOT FORM ANY PART OF THE MATERIALS FOR THE SOLICITATION OF PROXIES. OUR ANNUAL SHAREHOLDERS’ REPORT AND FORM 10-K CAN BE VIEWED ON OUR CORPORATE WEBSITE AT WWW.MANNATECH.COM OR UPON WRITTEN REQUEST BY ANY SHAREHOLDER.

INFORMATION ABOUT OUR 2008 ANNUAL SHAREHOLDERS’ MEETING

We expect to hold our next Annual Shareholders’ Meeting on or about June 11, 2008 and our proxy materials in connection with our 2008 Annual Shareholders’ meeting are expected to be mailed on or before May 12, 2008.

FORWARD-LOOKING STATEMENTS

Certain disclosures and analysis in this proxy statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain events, risks, and uncertainties that may be outside our control. Forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. Similarly, descriptions of our objectives, strategies, plans, goals, targets, or other statements other than statements of historical fact contained herein are also considered forward-looking statements. All of these statements are based on assumptions that are subject to change and other risks. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in our business are set forth in our filings with the United States Securities and Exchange Commission. Estimates of future financial or operating performance provided by us are based on existing market conditions and information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon many factors, including the success of our international operations, our ability to attract and retain associates, changes in laws and governmental regulations and changes in market conditions. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

By order of our Board of Directors,

Samuel L. Caster
Chairman of the Board and Chief Executive Officer

Dated: April 30, 2007

Appendix A

MANNATECH, INCORPORATED

FREQUENTLY ASKED QUESTIONS

Our Board of Directors urges all shareholders to read all of the information included in our proxy materials provided to them. As a courtesy, our Board of Directors is providing each shareholder with the following list of frequently asked questions in hopes of eliminating some of the more commonly asked questions and keeping our shareholders informed of the various policies and procedures that must be followed for our 2007 Annual Shareholders’ Meeting.

1. What is the difference between a proxy-voting card and a ballot?

A proxy-voting card is mailed to a shareholder. The proxy-voting card gives specific instructions on how to cast a vote prior to our Annual Shareholders’ Meeting by mail, telephone, or the Internet. The instructions on the proxy-voting card are different depending on whether the shareholder owns shares directly or owns shares through a broker. Shareholders should read and follow all of the instructions in their packets to ensure their votes are counted. Ballots will be handed out at our 2007 Annual Shareholders’ Meeting to shareholders of record who own shares on the close of business on May 2, 2007.

2. What shares owned by a shareholder can be voted either by proxy or at the annual shareholders meeting?

All shares owned by a shareholder directly or as a beneficial owner as of the record date, May 2, 2007, may be voted by the shareholder prior to our meeting using the proxy-voting card. At our 2007 Annual Shareholders’ Meeting, shareholders who directly own their shares will be verified and given a ballot card. At the meeting, beneficial owners of record will be verified by having a power of attorney form from their broker which allows them to vote at the meeting. If a shareholder does not have this information from their broker, our Inspector of Elections will not be able to count such shareholder’s vote because the broker may have already cast a vote on their behalf. We strongly recommend that a shareholder read the back of their proxy-voting cards prior to our 2007 Annual Shareholders’ Meeting to understand how to cast their vote at our meeting. A shareholder’s broker can usually mail or fax a shareholder any necessary paperwork prior to the meeting.

3. What is the difference between direct ownership and beneficial ownership?

A shareholder has DIRECT OWNERSHIP over its shares if such shareholder directly holds the stock certificates in their own name. This is evidenced by the shareholder receiving all mailings directly from either us, or our transfer agent, Computershare.

A shareholder has BENEFICIAL OWNERSHIP over its shares if such shareholder has delivered the stock certificates to a broker or purchased shares through a broker and receives all of our mailings either from a broker or through a solicitor, which is usually ADP Proxy Services, now called Broadridge Financial Solutions, Inc. As a beneficial owner, the shareholder still owns their shares, but our transfer agent does not have individual shareholders’ names from the brokers. The only information our transfer agent has about shareholders owning stock through their broker is the aggregated total number of shares each broker holds on behalf of its clients.

4. What does it mean if a shareholder receives more than one proxy-voting card?

If a shareholder receives more than one proxy-voting card, the shareholder’s shares are registered with different names or the shareholder has more than one account in which it holds shares of our common stock. Each proxy-voting card may have different instructions, telephone numbers, or email addresses so a shareholder should be sure to read all instructions on the back of each proxy-voting card.

5. How is voting different for direct holders versus beneficial owners?

Our transfer agent has the names of the shareholders who directly hold shares of our common stock, but it does not have any detailed information such as the individual names of shareholders who own shares held through their brokers. Only the individual brokers have the detailed information about each shareholder’s beneficial ownership or individuals who own our stock through their brokerage groups. Each brokerage group is responsible for reporting their shareholders’ votes to our transfer agent and for providing all mailings to our shareholders who own stock through their brokerage firm. Each brokerage group also has its own set of instructions on how to cast a vote with such brokerage firm using their proxy-voting card.

6. Can a shareholder change their proxy vote?

Both direct shareholders and beneficial shareholders can revoke their proxy-vote prior to commencement of our 2007 Annual Shareholders’ Meeting. Attendance at our 2007 Annual Shareholders’ Meeting will not in itself constitute a revocation of a shareholder’s proxy-vote. Generally, shareholders may revoke their proxy-vote by submitting a new proxy-vote with a later date or by voting in person at our Annual Shareholders’ Meeting. A shareholder should contact the telephone number listed within the shareholder information packet received to obtain specific instructions on how to revoke their proxy-vote. Specific instructions on how to revoke a proxy-vote may be different depending on whether a shareholder is a direct shareholder or a beneficial shareholder.

Each set of instructions should include the shareholder’s account number and the solicitor’s telephone number and email address. Our Inspector of Elections only will count the verified proxy-votes received from each shareholder and brokerage firm with the latest date. Each share of our common stock represents one vote. Shareholders should contact the telephone number provided to them in their shareholder information packet if they are unsure or have any questions. Telephone numbers may be different depending on whether a shareholder is a direct shareholder or a beneficial shareholder. The telephone numbers may also be different if a shareholder holds shares at different brokerage firms.

7. How can a shareholder attend our 2007 Annual Shareholders’ Meeting?

The 2007 Annual Shareholders’ Meeting will be held on June 14, 2007 at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center in Grapevine, Texas. Shareholders will be admitted upon check-in and verification of stock ownership. No cameras or recording equipment will be permitted in the meeting room as we will be taping the meeting in its entirety.

8. Where can a shareholder find the voting results of our 2007 annual meeting?

We will announce preliminary voting results of our 2007 Annual Shareholders’ Meeting in a press release issued on June 15, 2007, and will publish final voting results in our quarterly report on Form 10-Q for the second quarter of 2007. Our Form 10-Q for the second quarter of 2007 is expected to be filed with the United States Securities Exchange Commission (“SEC”) on or before August 9, 2007.

9. Can a shareholder have someone else cast a vote for them at our shareholders’ meeting?

In order to have someone else cast their vote at our meeting, a shareholder must provide the person with whom such shareholder would like to cast their vote a power of attorney form. This person is called a shareholder designee (“designee”). A valid power of attorney form must be notarized and contain the following:

•	the date;

•	the full name of the designee;

•	the number of shares held by the shareholder to be voted by the designee;

•	the nature and extent of the authority granted to the designee;

•	the expiration date that terminates the designee’s rights to cast a shareholder’s vote on their behalf; and

•	the shareholder’s signature.

The original power of attorney form must be attached to the ballot that is turned in at our meeting by the designee. If the original shareholder is a beneficial owner, the original shareholder must also provide the proper documentation from their broker to the designee, which would allow the original shareholder to vote and attend our meeting. The designee should then attach all of the original form(s) to the ballot to be turned in at our 2007 Annual Shareholders’ Meeting.

The designee must complete a separate ballot and attach the original power of attorney form and/or the proper documentation from the broker (only if the shares are held through a broker) and must sign each ballot as the designee for each shareholder.

10. How can a shareholder vote against some or all of the nominees for our Board of Directors?

To vote against some or all of our Board nominees, a shareholder should check the “WITHHOLD” or the “FOR ALL EXCEPT” boxes next to the name of each of the applicable nominees on the proxy-voting card or ballot.

11. How can a shareholder write-in a nominee for our Board of Directors?

A shareholder CANNOT write-in additional Board nominees on their proxy-voting card when voting by mail, telephone, or the Internet. A shareholder can ONLY write-in the names of additional nominees they wish to vote for on the ballot at our 2007 Annual Shareholder Meeting.

To write-in a nominee on the ballot at our 2007 Annual Shareholders’ Meeting, the shareholder should check each of the “WITHHOLD ALL” boxes next to the names of the nominees which the shareholder desires to vote against. The shareholder should then write-in its nominee(s) in the blank provided. A shareholder can only write-in as many nominees as such shareholder voted against. For example, if there were a total of three nominees listed on the ballot and a shareholder withheld a vote for two of the three nominees, two additional nominees may be written in.

12. How can a shareholder recommend that a person be listed on the ballot as a nominee for our Board of Directors?

Shareholder recommendations for nominee(s) for our Board of Directors should have been submitted to our CFO by December 29, 2006 so that our Board of Directors could have considered such persons for nomination at our 2007 Annual Shareholders’ Meeting. Nominee recommendations should include a candidate’s name, age, biographical information, and qualifications. Our CFO forwards the list of nominees to the Nominating and Governance Committee of our Board of Directors. Our Nominating and Governance Committee reviews all of the nominees and recommends a list of nominees to our Board of Directors. Our Board of Directors then votes on the nominees. Only the nominees approved by our Board of Directors will be listed on our ballot, proxy-voting card, and in our proxy statement on Schedule 14A, which is expected to be filed with the SEC on or before April 30, 2007. To submit recommendations for a nominee to our Board of Directors at our 2008 Annual Shareholder Meeting, a shareholder should submit in writing the nominees information to our CFO by January 1, 2008. The nomination should be either faxed to (972) 471-7342 or mailed to our CFO at Mannatech, Incorporated, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

13. How are the votes counted?

Our Inspector of Elections will be responsible for tabulating all of the votes for our 2007 Annual Shareholders’ Meeting. The presence, in person or by proxy-vote, of the holders of at least a majority of shares of our common stock outstanding, as of the record date, is necessary to have a quorum for our 2007 Annual Shareholders’ Meeting. “ABSTENTIONS” and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when brokers or nominees return a properly executed proxy but do not vote on a particular matter because they have no discretionary power to vote and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon.

In tabulating the votes, if a proxy-vote or ballot is signed by the shareholder but submitted without providing specific voting instructions, the shareholder’s vote will be counted as a vote “FOR” each of the proposals.

For Proposal 1 — Assuming a quorum is obtained, our Class II Directors will be elected by a plurality of the votes cast by shareholders present, in person or by proxy, at our 2007 Annual Shareholders’ Meeting and entitled to vote. This means that the 3 nominees receiving the highest number of affirmative votes at our 2007 Annual Shareholders’ Meeting will be elected as our 3 Class II Directors. Votes marked “FOR ALL” will be counted in favor of all nominees and votes marked “WITHHOLD ALL” will be counted as votes withheld from all nominees. In order to cast votes for only certain nominees, a shareholder must check the “FOR ALL EXCEPT” box and then write the names of the nominees from whom the shareholder wishes to withhold votes in the space provided. Votes withheld from a nominee will have no effect on the vote since a plurality of the votes cast at our 2007 Annual Shareholders’ Meeting is required for the election of each nominee. Shareholders may not abstain from voting with respect to the election of directors. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, “broker non-votes” will not arise in the context of Proposal 1.

For Proposal 2 - If a quorum is obtained, and a majority of the votes cast by the shareholders present in person or represented by proxy at our 2007 Annual Shareholders’ meeting are in favor of Proposal 2, the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2007 will be approved. Votes marked “FOR” Proposal 2 will be counted in favor of the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2007. An “ABSTENTION” from voting on Proposal 2 will be treated as a vote against the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2007. Because the ratification of our independent registered public accounting firm for the year ended December 31, 2007 is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal 2.

For Proposal 3 - If a quorum is obtained, and a majority of the votes cast by the shareholders present in person or represented by proxy at our 2007 Annual Shareholders’ meeting are in favor of Proposal 3, the 2007 Plan will be approved and adopted. Votes marked “FOR” Proposal 3 will be counted in favor of adoption of the 2007 Plan. An “ABSTENTION” from voting on Proposal 3 will not be treated as a vote cast and therefore will have no effect on the outcome of Proposal 3, although abstentions will count towards the presence of a quorum. With respect to Proposal 3, broker non-votes will be counted only for purposes of determining a quorum for such proposal and will not be treated as votes cast.

14. What should a shareholder do if they never received their proxy materials or if the proxy materials have been lost?

A shareholder should contact their broker’s customer service department. The broker should verify that they are a shareholder on the close of business on May 2, 2007 and give them specific instructions on obtaining a new proxy-voting card and information packet and how to cast a vote. Anyone can view our 2007 proxy statement by logging onto our corporate website www.mannatech.com.

Appendix B

THIRD AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF MANNATECH, INCORPORATED

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Mannatech, Incorporated, a Texas corporation (the “Company”).

I.	PURPOSE

The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent accountant’s qualifications and independence and (4) the performance of the Company’s internal audit function; (b) prepare the report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; (c) appoint, retain, compensate, evaluate and terminate the Company’s independent accountants; (d) approve audit and non-audit services to be performed by the independent accountants; and (e) perform such other functions as the Board may from time to time assign to the Committee including overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountants, the internal accountants and management of the Company.

II.	COMPOSITION

The Committee shall be composed of at least three, but not more than five, members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the SEC and the NASDAQ Stock Market. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

All members of the Committee shall have a working familiarity with basic finance and accounting practices and must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Additionally, at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities and shall serve as the “audit committee financial expert.” Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent accountant and the manager of the internal audit.

Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and the NASDAQ Stock Market. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation and Stock Option Plan Committee, as applicable, in addition to all other benefits that other directors of the Company receive.

III.	MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent accountants, internal accountants or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

As part of its responsibility to foster free and open communication, the Committee should meet periodically with management, the internal accountants and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Company’s financial statements prior to their public release consistent with the provisions set forth below in Section IV. The Committee may also meet from time to time with the Company’s investment bankers, investor relations professionals and financial analysts who follow the Company.

IV.	COMMITTEE RESPONSIBILITIES

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.	Oversight of the Financial Reporting Processes

1.	In consultation with the independent accountants and the internal accountants, review the integrity of the Company’s financial reporting processes, both internal and external.

2.	Review and approve all related-party transactions.

3.	Consider the independent accountant’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

4.	Annually review with management, and separately with the independent accountants, major issues regarding the Company’s auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies and any audit problems or difficulties.

5.	Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

6.	Meet at least annually with the chief financial officer, the internal accountants and the independent accountants in separate executive sessions.

7.	Review all analyst reports and press articles about the Company’s accounting and disclosure practices and principles.

8.	Review all analyses prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative generally accepted accounting principle (“GAAP”) methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

9.	Review with management and the independent accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

10.	Establish and conduct procedures for the receipt, retention and treatment of complaints from the employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

11.	Discuss with management the policies with respect to risk assessment and risk management. Although it is management’s duty to assess and manage the Company’s exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company’s risk exposure.

12.	Meet separately with management to discuss accounting and auditing related issues.

13.	Prepare regular reports to the Board on all matters within the scope of the Committee’s functions.

B.	Review of Documents and Reports

1.	Review and discuss with management and the independent accountants the Company’s annual audited financial statements and quarterly financial statements (including disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation”) and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountants and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K.

2.	Review and discuss with management and the independent accountants earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.

3.	Review the regular internal reports to management prepared by the internal accountants and management’s response thereto.

4.	Review reports from management, the internal accountants and the independent accountants on the Company’s subsidiaries and affiliates, compliance with the Company’s code(s) of conduct, applicable law and insider and related party transactions.

5.	Review with management and the independent accountants any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

6.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

7.	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

8.	Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent accountants.

C.	Independent Accountant Matters

1.	Interview and retain the Company’s independent accountants, considering the accounting firm’s independence and effectiveness and approve the engagement fees and other compensation to be paid to the independent accountants.

2.	Meet with the independent accountants and the Company’s financial management to review the scope of the proposed external audit for the current year.

3.	On an annual basis, the Committee shall evaluate the independent accountant’s qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent accountants to submit a report (which report shall be reviewed by the Committee) describing (a) the independent accountant’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues and (c) all relationships the independent accountants have with the Company and relevant third parties to determine the impact, if any of such relationships on the independence of the independent accountants. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountants, but also consulting, legal, information technology services and other professional services rendered by the independent accountants and its affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and other applicable authorities (including, possibly, the Independence Standards Board and the Public Company Accounting Oversight Board) and shall approve in advance any non-audit services to be provided by the independent accountants.

4.	Review on an annual basis the experience and qualifications of the senior members of the external audit team. Discuss the knowledge and experience of the independent accountants and the senior members of the external audit team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s independent accountants.

5.	Review the performance of the independent accountants and terminate the independent accountants when circumstances warrant.

6.	Establish and periodically review hiring policies for employees or former employees of the independent accountants.

7.	Review with the independent accountants any problems or difficulties the accountants may have encountered and any “management” or “internal control” letter provided by the independent accountants and the Company’s response to that letter. Such review should include:

(a)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

(b)	any accounting adjustments that were proposed by the independent accountants that were not agreed to by the Company;

(c)	communications between the independent accountants and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

(d)	any changes required in the planned scope of the internal audit; and

(e)	the responsibilities, budget and staffing of the Company’s internal audit function.

8.	Communicate with the independent accountants regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the NASDAQ Stock Market may direct by rule or regulation.

9.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

10.	Oversee the relationship with the independent accountants by discussing with the independent accountants the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountants have full access to the Committee (and the Board) to report on any and all appropriate matters.

11.	Discuss with the independent accountants prior to the audit the general planning and staffing of the audit.

12.	Obtain a representation from the independent accountants that Section 10A of the Securities Exchange Act of 1934 has been followed.

13.	Pre-approve all audit services and permissible non-audit services as set forth in Section 10A(i) of the Securities Exchange Act of 1934.

D.	Internal Audit Control Matters

1.	Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Following completion of the annual external audit, review separately with each of management, the independent accountants and the internal accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.	Review with the independent accountants, the internal accountants and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

4.	Review the procedures that the Company has implemented regarding compliance with the Company’s code of conduct.

5.	Establish procedures for the receipt, retention and treatment of accounting or auditing complaints and concerns and anonymous submissions from employees and others regarding questionable accounting or auditing matters.

6.	Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

7.	Ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the independent accountant for purposes of rendering the Company’s financial statements materially misleading.

E.	Evaluation of Internal Accountants

1.	Review activities, organizational structure and qualifications of the internal accountants. Meet separately and periodically with the internal auditing department.

2.	Review and concur in the appointment, replacement, reassignment or dismissal of the manager of internal auditing.

3.	Consider and review with management and the manager of internal auditing:

(a)	significant internal audit findings during the year and management’s responses thereto;

(b)	any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal accountants’ work or access to required information;

(c)	the annual internal accountants’ audit plan and any significant changes thereto;

(d)	the internal accountants’ budget and staffing; and

(e)	The internal accountants’ compliance with the appropriate standards of The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

V.	ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.	INVESTIGATIONS AND STUDIES

The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise and assist the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII.	QUALIFIED LEGAL COMPLIANCE COMMITTEE (“QLCC”)

The Committee shall serve as the Qualified Legal Compliance Committee of the Board of Directors, and shall have responsibility for the investigation of alleged suspected improper governmental activities pursuant to the Sarbanes-Oxley Act of 2002, as more fully set forth in the Company’s Whistleblower Policies and Procedures.

VIII.	MISCELLANEOUS

The Company shall give appropriate funding, as determined by the Committee, for the payment of (i) compensation to the outside legal, accounting or other advisors employed by the Committee and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

(Adopted by the Audit Committee and approved by the Board of Directors on April 27, 2007.)

Appendix C

MANNATECH, INCORPORATED

2007 STOCK INCENTIVE PLAN

1.	Purpose; Eligibility.

1.1. General Purpose. The name of this plan is the Mannatech, Incorporated 2007 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enable Mannatech, Incorporated, a Texas corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

1.2. Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.

1.3. Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following Awards: (a) Incentive Stock Options; (b) Nonstatutory Stock Options; and (c) Restricted Stock.

2.	Definitions.

2.1. “409A Award” means an Award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Section 8 of this Plan.

2.2. “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.3. “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code and any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For this purpose “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through ownership of voting securities, by contract or otherwise.

2.4. “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, Restricted Stock, and a 409A Award.

2.5. “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6. “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.7. “Board” means the Board of Directors of the Company.

2.8. “Cashless Exercise” has the meaning set forth in Section 6.4.

2.9. “Cause” means, (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (b) with respect to all other Participants, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate or (iv) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.10. “Change in Control” shall mean:

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c) The adoption of a plan relating to the liquidation or dissolution of the Company; or

(d) The consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act), becomes the Beneficial Owner of more than fifty percent (50%) of the voting power of the Company.

The foregoing notwithstanding, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (ii) it constitutes a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a security on an interdealer quotation system; (iii) it constitutes a change in Beneficial Ownership that results from a change in ownership in an existing shareholder; or (iv) solely because fifty percent (50%) or more of the total voting power of the Company’s then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit Plans of the Company or any Affiliate or (B) any company which, immediately prior to such transaction, is owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

2.11. “Code” means the Internal Revenue Code of 1986, as amended.

2.12. “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.13. “Common Stock” means the common stock, $0.0001 par value per share of the Company.

2.14. “Company” means Mannatech, Incorporated, a Texas corporation.

2.15. “Consultant” means any person, including an advisor (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement or (b) who is a member of the Board of Directors of an Affiliate; provided that, except as otherwise permitted in Section 5.4(b) hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.16. “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.17. “Covered Employee” means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is or would be required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.18. “Date of Grant” means, provided the key terms and conditions of the Award are communicated to the Participant within a reasonable period of time following the Administrator’s action, the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Company Common Stock or, if a subsequent date is set forth in such resolution or determined by the Administrator as the Date of Grant, then such date as is set forth in such resolution. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant shall not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.

2.19. “Detrimental Activity” means: (a) violation of the terms of any agreement with the Company concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (b) disclosure of the Company’s confidential information to anyone outside the Company, without prior written authorization from the Company, or in conflict with the interests of the Company, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company; (c) failure or refusal to disclose promptly or assign to the Company all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the interests of the Company or, the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant’s employment for Cause; (e) any breach of a restrictive covenant contained in any employment agreement, Award Agreement or other agreement between the Participant and the Company, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the Company; (f) any attempt directly or indirectly to induce any Employee of the Company to be employed or perform services or acts in conflict with the interests of the Company; (g) any attempt, in conflict with the interests of the Company, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company.

2.20. “Director” means a member of the Board.

2.21. “Disability” means that the Optionholder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.22. “Effective Date” shall mean February 20, 2007, the date the Board adopted the Plan.

2.23. “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.24. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.25. “Existing Plans” mean the (i) Mannatech, Incorporated 1997 Stock Option Plan, (ii) Mannatech, Incorporated 1998 Incentive Stock Option Plan, and (iii) Mannatech, Incorporated 2000 Stock Option Plan.

2.26. “Fair Market Value” means, as of any date, the value of the Common Stock as determined below. The Fair Market Value on any date on which the Company’s shares of Common Stock are readily tradable on an established securities market shall be: (a) if the Common Stock is admitted to trading on a national securities exchange or recognized market for which closing prices are reported on any date, the Fair Market Value on any given date shall not be less than the closing price reported for the Common Stock on the principal national securities exchange or recognized market on which the Company’s Common Stock is listed or admitted to trading for such date or, if no sales were reported for such date, for the last date preceding the date on which such a sale was reported, or (b) if closing prices are not reported, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported. In the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Administrator through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date and such determination shall be conclusive and binding on all persons.

2.27. “Form S-8” has the meaning set forth in Section 5.4(b).

2.28. “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.29. “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.30. “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.31. “Market Stand-Off” has the meaning set forth in Section 15.

2.32. “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.33. “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.34. “Officer” means (a) before the Listing Date, any person designated by the Company as an officer and (b) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.35. “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.36. “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.37. “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.38. “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).

2.39. “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.40. “Permitted Transferee” means (a) any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Participant; (b) any trust or other similar entity for the benefit of a Participant or the Participant’s spouse, parents, siblings or lineal descendants; provided, however, that any transfer made by a Participant to a Permitted Transferee may only be made if the Permitted Transferee, prior to the time of transfer of stock, agrees in writing to be bound by the terms of this Plan and provides written notice to the Company of such transfer.

2.41. “Plan” means this Mannatech, Incorporated 2007 Stock Incentive Plan.

2.42. “Restricted Period” has the meaning set forth in Section 7.1.

2.43. “Restricted Stock” has the meaning set forth in Section 7.1.

2.44. “Right of Repurchase” means the Company’s option to repurchase unvested Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 11.7.

2.45. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.46. “Rule 701” has the meaning set forth in Section 5.4(a).

2.47. “Securities Act” means the Securities Act of 1933, as amended.

2.48. “Stock for Stock Exchange” has the meaning set forth in Section 6.4.

2.49. “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than fifty percent (50%) of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the shareholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the shareholders owned immediately before the merger, consolidation or similar transaction as shareholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

2.50. “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration.

3.1. Administration by Board. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

3.2. Powers of Administrator. The Administrator shall have the power and authority to select and grant to Participants, Awards pursuant to the terms of the Plan.

3.3. Specific Powers. In particular, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act, provided such delegation is pursuant to a resolution that specifies the total number of shares of Common Stock that may be subject to Awards by such Officer and such Officer may not make an Award to himself or herself; (e) to determine when Awards are to be granted under the Plan; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock subject to an Option and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent); (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (l) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.4. Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.5. The Committee.

(a) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b) Committee Composition when Common Stock is Registered. At such time as the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an option is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.6. Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.	Shares Subject to the Plan.

4.1. Share Reserve. Subject to the provisions of Section 12.1 relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards shall consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock which may be issued upon exercise of all Awards under the Plan shall not exceed 1,000,000 shares of Common Stock plus any shares of Common Stock that were reserved under the Existing Plans but not yet subject to issued awards and any shares of Common Stock underlying awards granted to Employees prior to the Effective Date under the Existing Plans that have been issued and are outstanding on the Effective Date that expire, are forfeited or terminate for any reason without having been exercised in full. As of February 20, 2007, there are 1,234,985 shares reserved for issuance under the Existing Plans that are not subject to issued awards and 235,808 shares that are reserved for issuance under outstanding but unexercised awards. All shares reserved for issuance under this Plan may be used for Incentive Stock Options or any other Award. Awards for fractional shares of Common Stock may not be issued under the terms of the Plan.

4.2. Reversion of Shares to the Share Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. If shares of Common Stock issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 11.7, such shares shall again be available for purposes of the Plan.

4.3. Source of Shares. The shares of Common Stock subject to the Plan may be authorized but unissued Common Stock or reacquired Common Stock, bought on the market, pursuant to any forfeiture provision or otherwise.

5.	Eligibility.

5.1. Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

5.2. Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five (5) years from the Date of Grant.

5.3. Section 162(m) Limitation. Subject to the provisions of Section 12.1 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Awards covering more than 500,000 shares during any fiscal year. This Section 5.3 shall not apply prior to the Listing Date and, following the Listing Date, this Section 5.3 shall not apply until: (a) the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4.1); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; or (iv) the first meeting of shareholders at which Directors are to be elected that occurs after the close of the third (3rd) calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (b) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

5.4. Consultants.

(a) Prior to the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(b) From and after the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

5.5. Directors. Each Director of the Company shall be eligible to receive discretionary grants of Awards under the Plan. If the Board separately adopts a compensation policy covering some or all directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of shares to be awarded under the terms of this Plan, such formula grant shall be incorporated by reference and will be administered as if such terms were provided under the terms of the Plan without any requirement that the Administrator separately take action to determine the terms of such Awards.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1. Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

6.2. Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3. Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted; provided, however, any Nonstatutory Stock Option granted with an exercise price less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 6.15 and Section 8 hereof. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory option.

6.4. Consideration. The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash, wire, or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator, upon such terms as the Administrator shall approve, the exercise price may be paid: (i) by delivery of Company Common Stock held by the Optionholder, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) during any period for which the Common Stock is readily tradable on an established securities market (i.e., the Common Stock is listed on any national securities exchange or traded in any recognized securities market system), by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); or (iii) in any other form of legal consideration that may be acceptable to the Administrator; provided, however, if applicable law requires, the par value (if any) of Common Stock, if newly issued, shall be paid in cash or cash equivalents. If the Administrator determines that the exercise price may be paid by a promissory note, any Common Stock acquired upon exercise with a promissory note shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of such promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Unless the Administrator determines otherwise, shares of Common Stock having a Fair Market Value at least equal to the principal amount of any loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any national securities exchange or traded in any recognized securities market system), an exercise with a promissory note or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan. Unless otherwise provided in the terms of an Option Agreement, payment of the exercise price by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

6.5. Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6. Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a Permitted Transferee upon written approval by the Administrator to the extent provided in the Option Agreement. A Permitted Transferee includes: (a) a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than fifty percent (50%) of the voting interests; (b) third parties designated by the Administrator in connection with a program established and approved by the Administrator pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of such Nonstatutory Stock Option; and (c) such other transferees as may be permitted by the Administrator in its sole discretion. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7. Vesting. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. The Administrator may, but shall not be required to, provide that no Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a specified event.

6.8. Termination of Continuous Service. Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, or as otherwise provided in Sections 6.10 and 6.11 of this Plan, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) shall be forfeited and expire at the close of business on the date of such termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options shall be forfeited (whether or not vested) and expire as of the beginning of business on the date of such termination for Cause.

6.9. Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason other than Cause (other than upon the Optionholder’s death or Disability) would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three (3) months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10. Disability of Optionholder. Unless otherwise provided in an Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date that is twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

6.11. Death of Optionholder. Unless otherwise provided in an Option Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date that is (12) months following the date of death or (b) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

6.12. Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6.13. Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. In such case, the shares of Common Stock acquired on exercise shall be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option. Any unvested shares of Common Stock so purchased may be subject to any other restriction the Administrator determines to be appropriate.

6.14. Reload Options. At the discretion of the Administrator, the Option may include a “reload” feature pursuant to which an Optionholder exercising an option by the delivery of a number of shares of Common Stock in accordance with Section 6.4(b)(i) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Common Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Administrator may provide) to purchase that number of shares of Common Stock equal to the number delivered in a Stock for Stock Exchange of the original Option.

6.15. Additional Requirements Under Section 409A. Each Option Agreement shall include a provision whereby, notwithstanding any provision of the Plan or the Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof, in the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code.

7.	Provisions of Awards Other Than Options.

7.1. Restricted Stock Award. A Restricted Stock Award is an Award of actual shares of Common Stock (“Restricted Stock”), which may, but need not, provide that such Award of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. Each Award of Restricted Stock shall be evidenced by an Award Agreement in such form and shall contain such terms, conditions and Restricted Periods as the Administrator shall deem appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Award of Restricted Stock, at any time, including in the event a Change in Control occurs. The terms and conditions of the Award of Restricted Stock may change from time to time, and the terms and conditions of separate Award of Restricted Stock need not be identical, but each Award of Restricted Stock shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price. The purchase price of Restricted Stock, if any, shall be determined by the Administrator, and may be stated as cash, property or prior services.

(b) Consideration. The consideration for the Restricted Stock shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, property or a Stock for Stock Exchange, or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.

(c) Vesting. The Award of Restricted Stock may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of services. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Stock Award, at any time, including in the event a Change in Control occurs.

(d) Termination of Participant’s Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit the unvested portion of an Award of Restricted Stock acquired in consideration of prior or future services, and any or all of the shares of Restricted Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award shall be forfeited and the Participant shall have no rights with respect to the Award.

(e) Transferability. Restricted Stock shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Award of Restricted Stock remains subject to the terms of the Award Agreement.

(f) Concurrent Tax Payment. The Administrator, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.

(g) Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of an Award of Restricted Stock, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless such Restricted Stock is subject to a deferral condition that complies with the 409A Award requirements that may be allowed or required by the Administrator in its sole discretion. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is two and one-half (2-1/2) months after the end of the Participant’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts; (ii) the date that is two and one-half (2-1/2) months after the end of the Company’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, whichever is later; or (iii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.

8.	Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A of the Code.

In the event any Award under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary vesting or exercise provisions of this Plan or the terms of any 409A Award agreement.

8.1. Exercise and Distribution. No 409A Award shall be exercisable or distributable earlier than upon one of the following:

(a) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of ten (10) years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

(b) Separation from Service. Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six (6) months after the date of separation from service.

(c) Death. The date of death of the 409A Award recipient.

(d) Disability. The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).

(e) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(c) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(f) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within twelve (12) months of the Change in Control Event.

8.2. Term. Notwithstanding anything to the contrary in this Plan or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) two and one-half (2-1/2) months after the end of the Company’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) two and one-half (2-1/2) months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of ten (10) years from the date the 409A Award was granted or (ii) the term specified in the 409A Award agreement.

8.3. No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:

(a) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(b) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(c) Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within twelve (12) months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.

8.4. Definitions. Solely for purposes of this Section 8 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Proposed Regulations § 1.409A-3(g)(5) and any subsequent guidance interpreting Code Section 409A). For example, a Change in Control Event will occur if:

(i) a person or more than one person acting as a group:

(A) acquires ownership of stock that brings such person’s or group’s total ownership in excess of fifty percent (50%) of the outstanding stock of the Company; or

(B) acquires ownership of thirty-five percent (35%) or more of the total voting power of the Company within a twelve (12) month period; or

(ii) acquires ownership of assets from the Company equal to forty percent (40%) or more of the total value of the Company within a twelve (12) month period.

(b) “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees.

(c) “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

9.	Covenants of the Company.

9.1. Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

9.2. Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

10.	Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

11.	Miscellaneous.

11.1. Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest. The Administrator shall inform the Company’s accounting department of any such changes to an Award.

11.2. Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 12.1 hereof.

11.3. No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

11.4. Transfer, Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

11.5. Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

11.6. Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company; or (d) by execution of a recourse promissory note by a Participant who is not a Director or executive officer. Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by delivering previously owned and unencumbered shares of Common Stock of the Company or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

11.7. Right of Repurchase. Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section 11.7 (the “Right of Repurchase”). The Right of Repurchase for unvested Common Stock shall be exercisable at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock (if an Award is granted solely in consideration of past services without payment of any additional consideration, the unvested Common Stock shall be forfeited without any repurchase). The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised.

12.	Adjustments Upon Changes in Stock.

12.1. Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (a) the aggregate number of shares of Common Stock or class of shares which may be purchased pursuant to Awards granted hereunder; (b) the aggregate number of shares of Common Stock or class of shares which may be purchased pursuant to Incentive Stock Options granted hereunder; (c) the number and/or class of shares of Common Stock covered by outstanding Options and Awards; (d) the maximum number of shares of Common Stock with respect to which Options may be granted to any single Optionholder during any calendar year; and (e) the exercise price of any Option in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment may be eliminated by a cash payment. The Administrator shall make such adjustments in a manner that is intended to provide an appropriate adjustment that neither increases nor decreases the value of such Award as in effect immediately prior to such corporate change, and its determination shall be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible shall not be treated as a transaction “without receipt of consideration” by the Company.

12.2. Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

12.3. Change in Control – Asset Sale, Merger, Consolidation or Reverse Merger. In the event of a Change in Control, a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale, in one or a series of related transactions, of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (a) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (b) the assumption of the Plan and such outstanding Awards by the Surviving Entity or its parent; (c) the substitution by the Surviving Entity or its parent of Awards with substantially the same terms (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 12.3) for such outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 12.1 hereof; (d) the cancellation of such outstanding Awards in consideration for a payment (in the form of stock or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the exercise price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (e) the cancellation of such outstanding Awards without payment of any consideration. If such Awards would be canceled without consideration for vested Awards, the Participant shall have the right, exercisable during the later of the ten (10) day period ending on the fifth day prior to such merger or consolidation or ten (10) days after the Administrator provides the Award holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Option Agreement.

13.	Amendment of the Plan and Awards.

13.1. Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 12.1 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2. Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

13.3. Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4. No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. However, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value and the exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.

13.5. Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. For the avoidance of doubt, the cancellation of a vested Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Option and the aggregate exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.

14.	General Provisions.

14.1. Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.2. Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 12.1.

14.3. Delivery. Upon exercise of a right granted pursuant to an Award under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.

14.4. Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

14.5. Cancellation and Rescission of Awards for Detrimental Activity.

(a) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity described in Section 2.19.

(b) Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity described in Section 2.19.

(c) In the event a Participant engages in Detrimental Activity described in Section 2.19 after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one (1) year thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

14.6. Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

15.	Market Stand-Off.

Each Option Agreement and Award Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under this Plan until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any shares of Common Stock subject to the Market Stand-Off, or into which such shares of Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.

16.	Effective Date of Plan.

The Plan became effective as of the Effective Date. No Award granted on or after the Effective Date may be exercised (or, in the case of a stock Award, may be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

17.	Termination or Suspension of the Plan.

The Plan shall terminate automatically on the day before the tenth (10th) anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

18.	Choice of Law.

The law of the State of Texas shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

19.	Execution.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused this Mannatech, Incorporated 2007 Stock Incentive Plan to be executed effective as of the 20th day of February, 2007.

MANNATECH, INCORPORATED

By:	/s/ Samuel L. Caster
Samuel L. Caster, Chief Executive Office

600 S. ROYAL LANE, SUITE 200

COPPELL, TX 75019

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 13, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Mannatech, Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 13, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mannatech, Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

MANTC1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MANNATECH, INCORPORATED

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.

Vote On Directors

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Class II Directors

Nominees:

01) Samuel L. Caster 02) J. Stanley Fredrick 03) Patricia A. Weir

Vote On Proposals

For Against Abstain

2. Proposal to ratify the appointment of Grant Thornton LLP as its Independent Registered Public Accounting Firm.

3. Proposal to approve the 2007 Stock Incentive Plan.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

MANNATECH, INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

JUNE 14, 2007

The shareholder(s) hereby appoint(s) Gerald E. Gilbert as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Mannatech, Incorporated that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Central Daylight Time, on Thursday, June 14, 2007, at the Grapevine Convention Center, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)